EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - -x
In re                                    :
                                         :   Jointly Administered
MID-AMERICAN WASTE SYSTEMS, INC., et al. :   Chapter 11
                                         :   Case Nos.
                                         :   97-104(PJW) through 97-108(PJW)
                           Debtors.      :   and 97-110(PJW) through
                                         :   97-135(PJW)
- - - - - - - - - - - - - - - - - - - - -x


                JOINT LIQUIDATING PLAN OF REORGANIZATION OF
             MID-AMERICAN WASTE SYSTEMS, INC. AND SUBSIDIARIES



                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          Alesia Ranney-Marinelli
                             Lawrence V. Gelber
                              919 Third Avenue
                       New York, New York 10022-3897
                               (212) 735-3000

                                   -and-

                              Anthony W. Clark
                                P.O. Box 636
                             One Rodney Square
                      Wilmington, Delaware 19899-0636
                               (302) 651-3000

                         Attorneys for Mid-American
                        Waste Systems, Inc., et al.,
                           Debtors-in-Possession



Dated:   Wilmington, Delaware
         June 20, 1997


                             TABLE OF CONTENTS

                                                                       Page


                                INTRODUCTION

                                 ARTICLE I.

                   DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIME

      A.  Scope Of Definitions; Rules of Construction...................  1
      B.  Definitions...................................................  1
      C.  Rules Of Interpretation....................................... 14
      D.  Computation Of Time........................................... 14

                                ARTICLE II.

                   CLASSIFICATION OF CLAIMS AND INTERESTS

      A.  Introduction.................................................. 14
      B.  Unclassified Claims........................................... 15
                  1.  Administrative Claims............................. 15
                  2.  Priority Tax Claims............................... 15
      C.  Unimpaired Classes Of Claims ................................. 15
                  1.  Class 1:  Other Priority Claims................... 15
                  2.  Class 2:  Convenience Claims...................... 15
      D.  Impaired Classes Of Claims ................................... 15
                  1.  Class 3:  Secured Claims.......................... 15
                  2.  Class 4:  Unsecured Claims........................ 17
                  3.  Class 5:  L/C Bank Contingent Claims.............. 17
                  4.  Class 6:  Fines, Penalties, and Punitive
                        Damages Claims.................................. 17
                  5.  Class 7:  Securities Claims....................... 18
                  6.  Class 8:  Intercompany Claims..................... 18
      E.  Impaired Class Of Interests .................................. 18
                  Class 9:  Equity Securities .......................... 18

                                ARTICLE III.

                     TREATMENT OF CLAIMS AND INTERESTS

      A.  Unclassified Claims........................................... 18
                  1.  Administrative Claims............................. 18
                  2.  Priority Tax Claims............................... 18
      B.  Unimpaired Classes Of Claims ................................. 19
                  1.  Class 1:  Other Priority Claims................... 19
                  2.  Class 2:  Convenience Claims...................... 19
      C.  Impaired Classes Of Claims ................................... 19
                  1.  Class 3:  Secured Claims.......................... 19
                  2.  Class 4:  Unsecured Claims........................ 23
                  3.  Class 5:  L/C Bank Contingent Claims.............. 24
                  4.  Class 6:  Fines, Penalties, and Punitive
                        Damages Claims.................................. 24
                  5.  Class 7:  Securities Claims....................... 24
                  6.  Class 8:   Intercompany Claims.................... 24
      D.  Impaired Class Of Interests................................... 25
                      Class 9:  Equity Securities ...................... 25
      E.  Special Provision Regarding Unimpaired Claims................. 25

                                ARTICLE IV.

                    MEANS FOR IMPLEMENTATION OF THE PLAN

      A.  Substantive Consolidation..................................... 25
                  1.  Consolidation of the Chapter 11 Cases............. 25
                  2.  Substantive Consolidation Order................... 25
      B.  Merger Of Subsidiaries Into MAWS.............................. 26
      C.  Continued Corporate Existence; Reorganized MAWS............... 26
      D.  Certificate Of Incorporation And By-laws...................... 26
      E.  Directors And Officers; Effectuating Documents;
            Further Transactions........................................ 26
      F.  The Plan Administrator........................................ 26
                  1.  Appointment....................................... 26
                  2.  Rights, Powers and Duties of Reorganized MAWS
                  and the Plan Administrator............................ 26
                  3.  Compensation of the Plan Administrator............ 27
                  4.  Indemnification................................... 27
                  5.  Insurance......................................... 28
                  6.  Authority to Object to Claims and Interests
                  and to Settle Disputed Claims......................... 28
      G.  No Revesting Of Assets........................................ 29
      H.  Preservation Of Rights Of Action; Settlement of
            Litigation Claims........................................... 29
                  1.  Preservation of Rights Of Action.................. 29
                  2.  Settlement of Litigation Claims................... 29
      I.  ADR........................................................... 29
      J.  Creditors' Committee And Plan Committee....................... 29
                  1.  Dissolution of Creditors' Committee............... 29
                  2.  Creation of Plan Committee; Procedures............ 29
                  3.  Function and Duration; Compensation and
                        Expenses........................................ 30
                  4.  Retention of Professionals........................ 30
                  5.  Liability; Indemnification........................ 30
      K.   Cancellation Of Existing Securities And Agreements........... 30
      L.  Sources Of Cash For Plan Distributions........................ 31
      M.  Release Of Liens.............................................. 31
      N.  Special Provisions Regarding Insured Claims................... 31
      O.  Exemption From Certain Transfer Taxes......................... 31

                                 ARTICLE V.

                     ACCEPTANCE OR REJECTION OF THE PLAN

      A.  Classes Entitled To Vote...................................... 32
      B.  Acceptance By Impaired Classes................................ 32
      C.  Cramdown...................................................... 32

                                ARTICLE VI.

                     PROVISIONS GOVERNING DISTRIBUTIONS

      A.  Distributions For Claims Allowed As Of The
            Consummation Date........................................... 32
      B.  Interest On Claims............................................ 32
      C.  Distributions By Reorganized MAWS............................. 32
      D.  Delivery Of Distributions And Undeliverable Or
            Unclaimed Distributions..................................... 33
                  1.  Delivery of Distributions in General.............. 33
                  2.  Undeliverable and Unclaimed Distributions......... 33
      E.  Record Date For Distributions................................. 33
      F.  Means Of Cash Payment......................................... 33
      G.  Withholding And Reporting Requirements........................ 34
      H.  Setoffs....................................................... 34
      I.  Surrender Of Cancelled Debt Instruments Or
            Securities.................................................. 34
      J.  Fractional Dollars; De Minimis Distributions.................. 34

                                ARTICLE VII.

                      TREATMENT OF EXECUTORY CONTRACTS
                            AND UNEXPIRED LEASES

      A.  Rejected Contracts And Leases................................. 34
      B.  Bar To Rejection Damages...................................... 35
      C.  Assumed Contracts And Leases.................................. 35

                               ARTICLE VIII.

                     PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT AND UNLIQUIDATED CLAIMS

      A.  Objection Deadline; Prosecution Of Objections................. 35
      B.  No Distributions Pending Allowance............................ 36
      C.  Accounts; Escrows; Reserves................................... 36
      D.  Reserve Amount; Estimated Amount.............................. 36
                  1.  Disputed Claims Reserve........................... 36
                  2.  Administrative Claims Reserve..................... 36
                  3.  L/C Bank Contingent Claims Reserve................ 36
      E.  Distributions After Allowance................................. 36

                                ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION
                        AND CONSUMMATION OF THE PLAN

      A.  Conditions To Confirmation.................................... 37
      B.  Conditions To Consummation Date............................... 37
      C.  Waiver Of Conditions.......................................... 38

                                 ARTICLE X.

                        MODIFICATIONS AND AMENDMENTS

                                ARTICLE XI.

                         RETENTION OF JURISDICTION

                                ARTICLE XII.

                          EFFECTS OF CONFIRMATION

      A.  Binding Effect................................................ 39
      B.  Waiver Of Claims; Covenant Not To Sue ........................ 40
      C.  Exculpation And Limitation Of Liability....................... 40
      D.  Injunction.................................................... 40
      E.  Termination Of Subordination Rights; Settlement Of
            Related Claims And Controversies............................ 40
      F.  Continuation of ADR........................................... 41

                               ARTICLE XIII.

                        COMPROMISES AND SETTLEMENTS

                                ARTICLE XIV.

                          MISCELLANEOUS PROVISIONS

      A.  Bar Dates For Certain Claims.................................. 41
                  1.  Administrative Claims ............................ 41
                  2.  Professional Fee Claims; Substantial
                        Contribution Claims............................. 42
      B.  Payment Of Statutory Fees..................................... 42
      C.  Revocation, Withdrawal Or Non-Consummation.................... 42
      D.  Severability Of Plan Provisions............................... 42
      E.  Successors And Assigns........................................ 42
      F.  Service Of Documents.......................................... 43
      G.  Term Of Injunctions Or Stays.................................. 43
      H.  Consummation Of Plan.......................................... 43
      I.  Governing Law................................................. 44



                             TABLE OF EXHIBITS


Exhibit A      Plan Administrator Agreement

Exhibit B      Schedule of Executory Contracts and Unexpired Leases
               to be Assumed and Assigned

Exhibit C      Schedule of Causes of Action to be Retained

Exhibit D      Identified Officers and Directors

Exhibit E      Subsidiaries of MAWS



                                INTRODUCTION

            Mid-American Waste Systems, Inc. and its subsidiaries, debtors and debtors-in-possession (collectively, the "Debtors"), hereby proposes the following joint liquidating plan of reorganization (the "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, and operations, a summary and analysis of the Plan, and certain related matters including, among others, the proposed substantive consolidation of the Debtors' cases. The Debtors are proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as that term is defined herein). Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.


                                 ARTICLE I.

                   DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIME

A.  Scope Of Definitions; Rules of Construction

            For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.  Definitions

            1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (b) Professional Fees, (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A)of the Bankruptcy Code.

            1.2 "Administrative Claims Reserve" means the reserve maintained by Reorganized MAWS to pay Administrative Claims, Priority Tax Claims, and Other Priority Claims that first become Allowed Claims after the Consummation Date.

            1.3 "ADR" means the alternative dispute resolution procedure that shall be approved by the Bankruptcy Court prior to the Consummation Date for the liquidation of Damage Claims.

            1.4 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) as to which, on or by the Consummation Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and non-contingent amount of which is Scheduled, other than a Claim that is Scheduled at zero or as disputed, or
(c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

            1.5 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

            1.6 "Amended Certificate of Incorporation and By-laws" means Reorganized MAWS' certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

            1.7 "Arnold" means the Estate of Tom G. Arnold.

            1.8 "Arnold Collateral" means the real property located in Gwinnett County, Georgia, in which MAWS and MAWS of Georgia granted security interests or liens to secure MAWS' and MAWS of Georgia's obligations under the Arnold Notes, or the fair market value of the proceeds of the sale thereof, to the extent that such property or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Arnold in MAWS' and MAWS of Georgia's Estates' interest in such property or proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.9 "Arnold Notes" means the (a) purchase money real estate note, dated August 1, 1989, between Button Gwinnett Landfill, Inc., as buyer, and Tom G. Arnold, as seller, and (b) purchase money real estate note, dated October 1, 1987, between Button Gwinnett Landfill, Inc., as buyer, and Tom G. Arnold, as seller, and all agreements and other documents relating thereto.

            1.10 "Asset Purchase Agreement" means the asset purchase agreement, dated as of January 21, 1997, as subsequently amended, and related Company Disclosure Letter and Purchaser Disclosure Letter, between certain of the Debtors as sellers, and USA Waste Services, Inc. and its designated acquisition subsidiaries, as purchasers.

            1.11 "Available Cash" means all Cash held by Reorganized MAWS as of the date ten (10) Business Days prior to the date of any distribution, other than, (i) with respect to distributions to be made on the Distribution Date, (a) Cash to be distributed on the Distribution Date to holders of Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, and Allowed Convenience Claims that became Allowed Claims on or before the Consummation Date, and
(b) Restricted Cash and (ii) with respect to distributions to be made on any Periodic Distribution Date, Restricted Cash.

            1.12 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

            1.13 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as in effect on the date hereof.

            1.14 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

            1.15 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

            1.16 "Barr" means William M. Barr, P.O. Box 566, Kerr, Ohio.

            1.17 "Barr Collateral" means the real property located in Morgan Township, Gallia County, Ohio in which Mound Landfill granted Barr security interests or liens to secure Mound Landfill's obligations under the Barr Note, or the fair market value of the proceeds of the sale thereof, to the extent that such property or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Barr in Mound Landfill's Estate's interest in such property or proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.18 "Barr Note" means the mortgage note, dated September 9, 1991, between Mound Landfill, as buyer, and Barr, as seller, and all agreements and other documents relating thereto.

            1.19 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

            1.20 "Campbell" means, together, Donald R. Campbell and Barbara Campbell, RD #2, Irwin, Pennsylvania.

            1.21 "Campbell Collateral" means the real property located in Penn Township, Westmoreland County, Pennsylvania in which National Waste granted Campbell security interests or liens to secure National Waste's obligations under the Campbell Note, or the fair market value of the proceeds of the sale thereof, to the extent that such property or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Campbell in National Waste's Estate's interest in such property or proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.22 "Campbell Note" means the mortgage note, dated August 7, 1996, between National Waste, as buyer, and Campbell, as seller, and all agreements and other documents relating thereto.

            1.23 "Cash" means legal tender of the United States or equivalents thereof.

            1.24 "Caterpillar" means Caterpillar Financial Services Corporation, P.O. Box 60197, St. Louis, Missouri.

            1.25 "Caterpillar Collateral" means the equipment described in
(a) the installment sale contract and security agreement, dated May 16, 1995, in which MAWS granted Blanchard Machinery Company, assignor to Caterpillar, security interests or liens to secure MAWS' obligations thereunder, and (b) the finance lease, dated as of September 21, 1994, in which MAWS granted Caterpillar security interests or liens to secure MAWS' obligations thereunder, or the fair market value of the proceeds of the sale of such equipment, to the extent that such equipment or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Caterpillar in MAWS' Estate's interest in such property that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.26 "Caterpillar Contract" means the installment sales contract and security agreement, dated May 16, 1995, between MAWS (d/b/a Lee County Regional Landfill & Disposal Facility), as borrower, and Blanchard Machinery Company, as lender, as such installment sales contract was assigned to Caterpillar, effective May 16, 1995, and all agreements and other documents relating thereto.

            1.27 "Caterpillar Lease" means the finance lease and security agreement, dated as of September 21, 1994, between MAWS, as lessee, and Caterpillar as lessor, and all agreements and other documents relating thereto.

            1.28 "Chapter 11 Case(s)" means, individually, the Chapter 11 case of any of MAWS or the Subsidiaries, and, collectively, the Chapter 11 cases of MAWS and the Subsidiaries.

            1.29 "Claim" means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

            1.30 "Class" means a category of holders of Claims or Interests, as described in Article II below.

            1.31 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

            1.32 "Confirmation Date" means the date of entry by the Bankruptcy Court of the Confirmation Order.

            1.33 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

            1.34 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

            1.35 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Article IX.B hereof have been satisfied or waived as provided in Article IX.C hereof and is the effective date of the Plan.

            1.36 "Convenience Claim" means a Claim that would otherwise be classified as a Class 4 Unsecured Claim, other than a Claim arising out of or in connection with the ownership of Senior Notes or Subordinated Notes, that is (a) $2,000 or less or (b) more than $2,000 if the holder has elected, on a timely cast Ballot, to accept $2,000 in Cash in full satisfaction, discharge, and release of such Claim.

            1.37 "Credit Agreement" means the Credit Agreement dated as of May 24, 1994, as subsequently amended, supplemented, or otherwise modified, among certain of the Debtors and the several lenders from time to time parties to the Credit Agreement.

            1.38 "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States Trustee in these Chapter 11 Cases on February 4, 1997, as constituted from time to time.

            1.39 "Cure" means the distribution within a reasonable period of time following the Consummation Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

            1.40 "Damage Claim" means a Claim (i) for personal injury or property damage allegedly caused by the tortious acts of any Debtor or its employee, agent or representative or (ii) under any workers' compensation laws.

            1.41 "Debtor(s)" means, individually, MAWS or any of the Subsidiaries and, collectively, MAWS and the Subsidiaries.

            1.42 "Debt Securities" means, collectively, the Senior Notes and the Subordinated Notes.

            1.43 "Debt Securities Claim" means a Securities Claim arising from a Debt Security.

            1.44 "Delaware General Corporation Law" means title 8 of the Delaware Code, in effect as of the date hereof.

            1.45 "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (c) is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (d) is the subject of an objection filed by the Debtors with the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

            1.46 "Disbursing Agent" means Reorganized MAWS or any party designated by Reorganized MAWS, in consultation with the Creditors' Committee, to serve as a disbursing agent under the Plan.

            1.47 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

            1.48 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, including, but not limited to, Claims that (a) (i) have not been Scheduled by a Debtor or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, (b) are the subject of an objection or request for estimation in the Bankruptcy Court by a Debtor, and (c) the allowance or disallowance of which is not yet the subject of a Final Order.

            1.49 "Disputed Claims Reserve" means the reserve established and maintained by Reorganized MAWS into which Reorganized MAWS shall deposit the amount of Cash or other property that would have been distributed by Reorganized MAWS on the Distribution Date to holders of (a) Disputed Claims, (b) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and
(c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by the Debtors and the Creditors' Committee as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

            1.50 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions from Reorganized MAWS are made to holders of Allowed Class 1, 2, 3, and 4 Claims; provided, however, that in no event shall the Distribution Date occur sooner than five (5) Business Days or later than fifteen (15) Business Days after the Consummation Date; provided further, however, that distributions to holders of Allowed Class 4 Unsecured Claims in Group 4-A may commence on the Consummation Date in accordance with the terms of the Plan Administrator Agreement.

            1.51 "8.85% Senior Notes" means the 8.85% Senior Notes, Series A, Due May 1, 1999 of MAWS and the Subsidiaries, issued and outstanding under the Senior Notes Agreement

            1.52 "Elmore" means Mary Louise Elmore, Highway 15 South, Box 1706, Bishopville, South Carolina.

            1.53 "Elmore Collateral" means the real property located in Lee County, South Carolina in which MAWS of South Carolina granted Elmore security interests or liens to secure MAWS of South Carolina's obligations under the Elmore Note, or the fair market value of the proceeds of the sale thereof, to the extent that such property or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Elmore in MAWS of South Carolina's Estate's interest in such property or proceeds that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.54 "Elmore Note" means the mortgage note, dated September 14, 1993, between MAWS of South Carolina, as buyer, and Elmore, as seller, and all agreements and other documents relating thereto.

            1.55 "Equity Securities" means, collectively, the Old Common And Other Stock, the Old Options and the Old Warrants.

            1.56 "Equity Securities Claim" means a Securities Claim arising from any Equity Security.

            1.57 "ERC" means ERC General Contracting Services, Inc., 13330 West Colonial Drive, Suite 140, Winter Haven, Florida.

            1.58 "ERC Contract" means the construction contract, dated July 25, 1996, between Speedway and ERC, and all agreements and other documents relating thereto.

            1.59 "ERC Escrow" means the escrow account at Huntington Banks, Account No. 04895116969, established pursuant to the stipulation and order between the Debtors and ERC, dated March 6, 1997, and approved by the Bankruptcy Court on March 7, 1997.

            1.60 "Escrow Orders" means orders of the Bankruptcy Court ordering or approving the establishment of escrows, segregated accounts (whether or not physically segregated or merely segregated on the Debtors' books and records) or other funds arrangements for the benefit of the holder of a Claim, including, without limitation, the ERC Escrow and the Palladino Group Escrow.

            1.61 "Estate(s)" means, individually, the estate of MAWS or any of the Subsidiaries, and, collectively, the estates of MAWS and the Subsidiaries, created under section 541 of the Bankruptcy Code.

            1.62 "Existing Securities" means, together, the Equity Securities and the Debt Securities.

            1.63 "Face Amount" means (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

            1.64 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

            1.65 "General Unsecured Claim" means a Claim that is not an Administrative Claim; Priority Tax Claim; Other Priority Claim; Convenience Claim; Secured Claim; Senior Note Claim; Subordinated Note Claim; L/C Bank Contingent Claim; Fines, Penalties, and Punitive Damages Claim; Securities Claim; or Intercompany Claim.

            1.66 "Identified Officers and Directors" means, collectively, those officers and directors of the Debtors listed in Exhibit D hereto.

            1.67 "Illinois EPA" means the Illinois Environmental Protection Agency, 2200 Churchill Road, Springfield, Illinois.

            1.68 "Illinois EPA Collateral" means the funds on deposit at Key Trust Company of Ohio, N.A., Account No. 32847100, in the amount of $1,323,217.17 as of June 1, 1997.

            1.69 "Impaired . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

            1.70 "INA" means, together, Insurance Company of North America and Pacific Employers Insurance Company, 1601 Chestnut Street,
Philadelphia, Pennsylvania.

            1.71 "INA Agreements" means, collectively (a) the insurance policies issued to MAWS by INA and denominated by policy numbers SCF C2 813022-3, BCF 012276, HDO G1 288681-0, WLR C3 821264-3, CCS C2 838335-6,
ISA 001993, and HDO G1 288858-2 and (b) the program agreements between MAWS and INA denominated as the Paid Loss Retro, High Deductible, Paid Loss Premium Collection, and Workers Compensation Deductible Funding Agreements.

            1.72 "INA Collateral" means the funds on deposit with INA in a Paid Loss Deposit Fund, in the amount of $205,100 as of May 23, 1997.

            1.73 "Initial Group 4-A Distribution Amount" means the amount of Cash to be distributed to all holders of Allowed Group 4-A Claims on the Distribution Date, which shall be calculated as the sum of (a) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A plus (b) the Subordination Redistribution Amount; provided, however, that if the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date is less than or equal to the Subordination Redistribution Amount, then (i) the Initial Group 4-A Distribution Amount shall equal (A) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A on the Distribution Date plus (B) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date, and (ii) the unpaid balance of the Subordination Redistribution Amount (i.e., the difference between the Subordination Redistribution Amount and the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date) shall be deducted from Periodic Group 4-B Distribution Amounts and added to Periodic Group 4-A Distribution Amounts until such Subordination Redistribution Amount has been paid in full.

            1.74 "Initial Group 4-B Distribution Amount" means the amount of Cash to be distributed to all holders of Allowed Group 4-B Claims on the Distribution Date, which shall be calculated as (a) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B minus (b) the Subordination Redistribution Amount; provided, however, that if the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date is less than or equal to the Subordination Redistribution Amount, then (i) the Initial Group 4-B Distribution Amount shall be zero, (ii) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date shall become part of the Initial Group 4-A Distribution Amount as provided for in clause (b) of
Article I.B.1.73 above, and (iii) the unpaid balance of the Subordination Redistribution Amount (i.e., the difference between the Subordination Redistribution Amount and the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date) shall be deducted from Periodic Group 4-B Distribution Amounts and added to Periodic Group 4-A Distribution Amounts until such Subordination Redistribution Amount has been paid in full.

            1.75 "Initial Group 4-C Distribution Amount" means the amount of Cash to be distributed to all holders of Allowed Group 4-C Claims on the Distribution Date, which shall be calculated as the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-C.

            1.76 "Insured Claim" means any Claim that is covered under the Debtors' insurance policies.

            1.77 "Intercompany Claim" means any Claim held by a Debtor against another Debtor, including, without limitation, (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor, (b) any Claim not reflected in such book entries that is held by a Debtor, and (c) any derivative Claim asserted by or on behalf of one Debtor against another.

            1.78 "Interest" means (a) the legal, equitable, contractual and other rights of any Person with respect to Old Common Stock, Old Warrants, Old Options, or any other equity securities of MAWS or a Subsidiary and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

            1.79 "L/C Bank(s)" means, individually or collectively, Fleet Bank, N.A., successor to by merger to NatWest Bank N.A., in its capacity as lender and agent under the Credit Agreement, The First National Bank of Boston, and Bank One, Columbus, N.A.

            1.80 "L/C Bank Collateral" means the funds on deposit with Fleet Bank, Capital Markets Group, Account No. M1D10XM71, in the amount of $1,093,206.45 as of June 1, 1997.

            1.81 "L/C Bank Contingent Claim" means a contingent Claim of an L/C Bank arising under Letters of Credit that are outstanding on the Consummation Date, but only to the extent of the undrawn balance of such Letters of Credit as of the Consummation Date.

            1.82 "L/C Bank Contingent Claims Reserve" means the account to be established and maintained by Reorganized MAWS into which Reorganized MAWS shall deposit an amount of Cash equal to 103 % of the face amount of the Letters of Credit that remain outstanding and undrawn on the Consummation Date.

            1.83 "L/C Bank Non-Contingent Claim" means a non-contingent claim of an L/C Bank resulting from a draw down on a Letter of Credit occurring prior to the Consummation Date.

            1.84 "Letters of Credit" or "L/C's" means the letters of credit issued under the Credit Agreement.

            1.85 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Person, including but not limited to the claims, rights of action, suits and proceedings described in Exhibit C to this Plan, to be retained by Reorganized MAWS pursuant to Article IV.H of this Plan.

            1.86 "LSS" means Local Sanitation Services, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-119 (PJW) pending in the Bankruptcy Court.

            1.87 "MAWS" means Mid-American Waste Systems, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-104 (PJW) pending in the Bankruptcy Court.

            1.88 "MAWS of Cuyahoga" means Mid-American Waste Systems of Cuyahoga, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-125 (PJW) pending in the Bankruptcy Court.

            1.89 "MAWS of Georgia" means Mid-American Waste Systems of Georgia, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-108 (PJW) pending in the Bankruptcy Court.

            1.90 "MAWS of Ohio" means Mid-American Waste Systems of Ohio, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-126 (PJW) pending in the Bankruptcy Court.

            1.91 "MAWS of South Carolina" means Mid-American Waste Systems of South Carolina, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-132 (PJW) pending in the Bankruptcy Court.

            1.92 "Mellon" means Mellon US Leasing, 525 Market Street, Suite 3500, San Francisco, California, successor in interest to United States Leasing Corporation.

            1.93 "Mellon Collateral" means the equipment described in the equipment schedule to the master lease agreement, dated November 17, 1992, in which MAWS granted United States Leasing Corporation security interests or liens to secure MAWS' obligations thereunder, or the fair market value of the proceeds of the sale of such equipment, to the extent that such equipment or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Mellon in MAWS' Estate's interest in such property that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.94 "Mellon Lease" means the master lease agreement, dated November 17, 1992, between MAWS, as lessee, and United States Leasing Corporation, as lessor, and all agreements and other documents relating thereto.

            1.95 "Mound Landfill" means Mound Landfill, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 97-127 (PJW) pending in the Bankruptcy Court.

            1.96 "9.23% Senior Notes" means the 9.23% Senior Notes, Series B, Due May 1, 2002 of MAWS and the Subsidiaries, issued and outstanding under the Senior Notes Agreement.

            1.97 "National Union" means National Union Fire Insurance Company of Pittsburgh, PA, 70 Pine Street, New york, New York.

            1.98 "National Union Bonds" means any surety bond issued by National Union to secure a Debtor's landfill closure or post-closure obligations.

            1.99 "National Union Collateral" means the funds on deposit at Chase Bank, Account No. 323029485, in the amount of $3,029,457.13 as of June 1, 1997.

            1.100 "National Waste" means National Waste and Energy Corporation, debtor and debtor-in-possession in Chapter 11 Case No. 97-106
(PJW) pending in the Bankruptcy Court.

            1.101 "New Common Stock" means the share of common stock of Reorganized MAWS authorized under Article IV.D hereof and the Amended Certificate of Incorporation.

            1.102 "Northwestern" means Northwestern Disposal Company, debtor and debtor-in-possession in Chapter 11 Case No. 97-135 (PJW) pending in the Bankruptcy Court.

            1.103 "Ohio EPA" means the Ohio Environmental Protection Agency Fiscal Administration, Columbus, Ohio.

            1.104 "Ohio EPA Collateral" means the funds on deposit at Key Bank, Account No. 20-20-208-0332560, in the amount of $12,640,245.35 as of
June 1, 1997.

            1.105 "Old Common And Other Stock" means (a) shares of stock and other ownership interests in MAWS and (b) shares of stock or other ownership interests in any of the Subsidiaries, together with, in each case, any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Old Options, the Old Warrants and any contracts or agreements pursuant to which the non-Debtor party was or could have been entitled to receive MAWS stock or any shares of stock or other ownership interests in any of the Subsidiaries.

            1.106 "Old Options" means any outstanding options to purchase Old Common And Other Stock.

            1.107 "Old Warrants" means any outstanding warrants to purchase Old Common And Other Stock.

            1.108 "Operating Reserve" means the reserve account to be established and maintained by Reorganized MAWS and into which Reorganized MAWS shall, from time to time, deposit Cash to fund, among other things, the expenses of the Plan Administrator and Reorganized MAWS, as set forth more fully in Section 2.5 of the Plan Administrator Agreement.

            1.109 "Ordinary Course Professionals Order" means the order entered by the Bankruptcy Court on January 21, 1997, authorizing the Debtors to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Cases, in the ordinary course of the Debtors' businesses, without further order of the Bankruptcy Court.

            1.110 "Orix" means Orix Credit Alliance, Inc., P.O. Box 1650, Pittsburgh, Pennsylvania.

            1.111 "Orix Collateral" means the equipment described in the equipment lease, dated August 4, 1993, in which Northwestern granted Cecil
I. Walker Machinery Company, assignor to Orix, security interests or liens to secure Northwestern's obligations under the Orix Lease, or the fair market value of the proceeds of the sale thereof, to the extent that such equipment or proceeds, as of the Consummation Date, remain encumbered by valid, enforceable and perfected security interests or liens of Orix in Northwestern's Estate's interest in such property that are not avoidable under the Bankruptcy Code or applicable nonbankruptcy law.

            1.112 "Orix Lease" means the equipment lease, dated August 4, 1993, between Northwestern, as borrower, and Cecil I. Walker Machinery Company, as lender, as such equipment lease was subsequently assigned to Orix, and all agreements and other documents relating thereto.

            1.113 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

            1.114 "Other Secured Claims" means, collectively, all Secured Claims against a Debtor other than the Secured Claims included in Classes
3.01 through 3.18.

            1.115 "Palladino Agreement" means the asset purchase agreement, dated December 20, 1991, by and among MAWS, MAWS of Cuyahoga, MAWS of Ohio, and the Palladino Group, and all agreements and other documents relating thereto.

            1.116 "Palladino Group" means, collectively, James A.
Palladino, Inland Refuse Transfer Co., Inland Reclamation, Inc., Solon Sanitary Landfill, Inc., Ohio Bulk Transfer Co., River Dock, Inc., Capital Control, Inc., and Capital Acquisitions.

            1.117 "Palladino Group Escrow" means the escrow account at Huntington Banks, Account No. 04895116956, established pursuant to the stipulation and order between the Debtors and the Palladino Group, dated March 6, 1997, and approved by the Bankruptcy Court on March 7, 1997.

            1.118 "Pennsylvania DEP" means the Pennsylvania Department of Environmental Protection, 18th Floor, Fulton Building, 200 North 3rd Street, Harrisburg, Pennsylvania.

            1.119 "Pennsylvania DEP Collateral" means the cashier's checks
(a) in the amount of $951,147.90 drawn on Key Bank and (b) in the amount of $1,069,757.94 drawn on Bank One, Columbus N.A., and held at the Pennsylvania Department of Environmental Resources, 121 South Highland Mall, Pittsburgh, Pennsylvania.

            1.120 "Periodic Distribution Date" means (a) initially, the first Business Day occurring three (3) full months after the Distribution Date, and (b) subsequently, the first Business Day occurring three (3) full months after the immediately preceding Periodic Distribution Date.

            1.121 "Periodic Group 4-A Distribution Amount" means, with respect to each Periodic Distribution Date, the amount of Cash to be distributed to all holders of Allowed Group 4-A Claims on such Periodic Distribution Date, which shall be calculated as the sum of (a) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A plus (b) the portion of the Subordination Redistribution Amount not previously paid, if any.

            1.122 "Periodic Group 4-B Distribution Amount" means, with respect to each Periodic Distribution Date, the amount of Cash to be distributed to all holders of Allowed Group 4-B Claims on such Periodic Distribution Date, which shall be calculated as (a) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B minus (b) the portion of the Subordination Redistribution Amount not previously paid, if any.

            1.123 "Periodic Group 4-C Distribution Amount" means, with respect to each Periodic Distribution Date, the amount of Cash to be distributed to all holders of Allowed Group 4-C Claims on such Periodic Distribution Date, which shall be calculated as the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-C.

            1.124 "Person" means an individual, corporation, partnership, governmental unit, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

            1.125 "Petition Date" means January 21, 1997, the date on which the Debtors filed their petitions for reorganization relief commencing the Chapter 11 Cases.

            1.126 "Plan" means this joint liquidating plan of reorganization proposed by the Debtors for the resolution of their outstanding Claims and Interests in these Chapter 11 Cases, as such plan may be amended from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

            1.127 "Plan Administrator" means the person designated by the Creditors' Committee prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

            1.128 "Plan Administrator Agreement" means the agreement between and among the Debtors and the Plan Administrator, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the form of the agreement annexed hereto as Exhibit A.

            1.129 "Plan Committee" means the Creditors' Committee as reconstituted after the Confirmation Date, to monitor implementation of the Plan, and take such other actions as are set forth in the Plan or as may be approved by the Bankruptcy Court.

            1.130 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

            1.131 "Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

            1.132 "Professional Fee Claim" means a Claim of a Professional for compensation for services rendered, and/or reimbursement of costs and expenses incurred, after the Petition Date and prior to and including the Consummation Date.

            1.133 "Professional Fee Order" means the order entered by the Bankruptcy Court on January 21, 1997, establishing procedures for the payment of Professional Fee Claims in the Debtors' Chapter 11 Cases.

            1.134 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

            1.135 "Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the fifth (5th) Business Day preceding the Confirmation Date.

            1.136 "Reliance" means, collectively, Reliance Insurance Company, Planet Insurance Company, and United Pacific Insurance Company.

            1.137 "Reliance Bond" means any performance bond issued by Reliance to secure an obligation of a Debtor arising under, related to, or in connection with the Debtors' municipal waste disposal contracts or otherwise.

            1.138 "Reliance Collateral" means the funds on deposit at Corestates Bank, Account No. 07610702, in the amount of $3,920,656.00 as of June 16, 1997.

            1.139 "Reorganized MAWS" means Mid-American Waste Systems, Inc., a Delaware corporation, on and after the Consummation Date.

            1.140 "Reserves" means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve, L/C Bank Contingent Claims Reserve, and Unclaimed Distributions Reserve.

            1.141 "Restricted Cash" means the Cash segregated (whether physically or merely on the books and records of Reorganized MAWS or the Debtors) from time to time by Reorganized MAWS (a) to fund the Reserves or
(b) pursuant to Escrow Orders.

            1.142 "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

            1.143 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by each of the Debtors on March 17, 1997, as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

            1.144 "Secured Claim" means a Claim, other than a Setoff Claim, that is secured by a security interest in or lien upon property, or the proceeds of the sale of such property, in which the Debtors have an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by any Debtor or Reorganized MAWS and the holder of such Claim.

            1.145 "Secured Claim Election" means the election made by a holder of a Class 3 Secured Claim to accept an amount in Cash equal to the Secured Claim Election Amount in full satisfaction and release of all its Claims (secured and unsecured) in all Classes against each of the Debtors, Reorganized MAWS, the Plan Administrator, and their property. The Secured Claim Election is made only if the holder of the Class 3 Secured Claim (a) votes to accept the Plan and (b) releases each of the Debtors, Reorganized MAWS, the Plan Administrator, and their property from all Claims in all Classes, in each case by checking the appropriate box on a timely cast Ballot; provided, however, that the release shall be effective upon payment of the Secured Claim Election Amount.

            1.146 "Secured Claim Election Amount" means an amount equal to the (a) principal and (b) interest, accrued at a non-default rate, in each case without premium, penalty, fees, expenses or other charges, due and owing as of the Petition Date under the mortgages, notes, leases, contracts, or other documents or agreements evidencing or creating the Class 3 Secured Claim.

            1.147 "Securities Actions" means, collectively (a) Corporate High Yield Fund, Inc., et al. v. Coopers & Lybrand, L.L.P, et al., Civil Action No. 97-CV-325, pending in the United States District Court for the District of New Jersey; (b) Federated Management Company, et al. v. Coopers & Lybrand, et al., Case No. 97CVH01 2196, pending in the Court of Common Pleas for Franklin County, Ohio; (c) Canyon Capital Management, L.P., et al. v. Coopers & Lybrand, et al., Case No. C2 97-419, pending in the United States District Court for the Southern District of Ohio; (d) Canyon Capital Management, L.P., et al. v. Coopers & Lybrand, et al., Case No. 97CVH04 4481, pending in the Court of Common Pleas for Franklin County Ohio; and
(e) Bovee, et al. v. Coopers & Lybrand, et al., Case No. C2 97-449, pending in the United States District Court for the Southern District of Ohio.

            1.148 "Securities Claim" means a Claim arising from the rescission of a purchase or sale of a security of any Debtor, including, but not limited to, Old Common And Other Stock, Old Options, Old Warrants, Senior Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity Securities of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to the actions pending against the Debtors, or their current or former officers and directors in which Securities Claims are asserted, including the Securities Actions.

            1.149 "Senior Note Agreement" means the note agreement, dated as of May 1, 1992, as amended and restated as of May 1, 1994, by and among MAWS, the Subsidiaries, and the Senior Note Holders, pursuant to which the 8.85% Senior Notes and 9.23% Senior Notes were issued.

            1.150 "Senior Note Claim" means a Claim of a Senior Note Holder arising under or as a result of the Senior Notes.

            1.151 "Senior Note Holders" means, collectively, holders of 8.85% Senior Notes and holders of 9.23% Senior Notes.

            1.152 "Senior Notes" means, together, the 8.85% Senior Notes and 9.23% Senior Notes.

            1.153 "Setoff Claim" means a Claim of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by any Debtor, to the extent of the amount subject to such right of setoff.

            1.154 "Speedway" means Speedway Grading Corporation, debtor and debtor-in-possession in Chapter 11 Case No. 97-111 (PJW) pending in the Bankruptcy Court.

            1.155 "Subordinated Note Claim" means a Claim of a Subordinated Note Holder arising under or as a result of the Subordinated Notes, including, but not limited to, any guarantees thereof.

            1.156 "Subordinated Note Holders" means holders of Subordinated
Notes.

            1.157 "Subordinated Note Indenture" means the indenture, dated May 24, 1994, between MAWS and Bankers Trust Company, as trustee, pursuant to which the Subordinated Notes were issued.

            1.158 "Subordinated Notes" means the 12.25% Senior Subordinated Notes Due February 15, 2003 of MAWS, issued and outstanding under the Subordinated Notes Indenture, and guaranteed by the Subsidiaries.

            1.159 "Subordination Redistribution Amount" means the portion of Group 4-B's allocation of Available Cash that shall be redistributed to holders of Allowed Claims in Group 4-A to give effect to, and in satisfaction of claims between holders of Allowed Claims in Group 4-A and Group 4-B arising from, the contractual subordination, "make whole," default interest, post-petition interest, and other similar provisions set forth in the Senior Note Agreement, the Subordinated Note Indenture, and the Credit Agreement. If the initial distribution to the holders of Allowed Senior Note Claims occurs on or before August 29, 1997, then the Subordination Redistribution Amount shall equal that amount of Cash which, when combined with the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A, yields the following distributions: (a) to the holders of 8.85% Senior Notes, an aggregate distribution of $31,210,000, which equals 111% of the principal amount outstanding as of the Petition Date under the terms of the 8.85% Senior Notes (such aggregate distribution being referred to as the "8.85 Base Amount"); (b) to the holders of 9.23% Senior Notes, an aggregate distribution of $44,680,000, which equals 113% of the principal amount outstanding as of the Petition Date under the terms of the 9.23% Senior Notes (such aggregate distribution being referred to as the "9.23 Base Amount"); and (c) to the holders of L/C Bank Non-Contingent Claims, a distribution equal to the sum of (i) the aggregate amount of all L/C's which have been drawn on (but only to the extent of such draws) on or before the Consummation Date plus (ii) accrued interest on such drawn amount through the Distribution Date at the non-default rate of interest specified in the Credit Agreement. If the initial distribution to the holders of Allowed Senior Note Claims occurs after August 29, 1997, then the Subordination Redistribution Amount shall equal that amount of Cash which, when combined with the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A, yields the following distributions: (a) to the holders of 8.85% Senior Notes, an aggregate distribution equal to the 8.85 Base Amount plus per diem interest computed at the default rate set forth in the Senior Note Agreement on any unpaid balance of the 8.85 Base amount from August 30, 1997 through the date that the 8.85 Base Amount becomes paid in full; (b) to the holders of 9.23% Senior Notes, an aggregate distribution equal to the 9.23 Base Amount plus per diem interest computed at the default rate set forth in the Senior Note Agreement on any unpaid balance of the 9.23 Base amount from August 30, 1997 through the date that the 9.23 Base Amount becomes paid in full; and (c) to the holders of L/C Bank Non-Contingent Claims, a distribution equal to the sum of (i) the aggregate amount of all L/C's which have been drawn on (but only to the extent of such draws) on or before the Consummation Date plus (ii) accrued interest on such drawn amount through the Distribution Date at the non-default rate of interest specified in the Credit Agreement.

            1.160 "Subsidiaries" means, collectively, Fairfield Sanitary Landfill, Inc., Johnson Disposal, Inc., Mid-American Waste Systems of Ohio, Inc., Mid-American Waste Systems of Cuyahoga, Inc., Mound Landfill, Inc., Triangle Landfill, Inc., United Waste Systems, Inc., B&L Sanitation, Inc., H&D Excavating, Inc., Mid-American Waste Systems of Indiana, Inc., Centerpoint Landfill, Inc., Mid-American Waste Systems of Illinois, Inc., Daubs Landfill, Inc., K/C Reclamation, Inc., Mid-American Waste Systems of Pennsylvania, Inc., Resource Conservation Corp., Local Sanitation Service, Inc., Plains Management, Inc., Mid-American Waste Systems of Florida, Inc., National Waste and Energy Corporation, Northwestern Disposal Co., Mid-American Waste Systems of Harrison, Inc., Mid-American Waste Systems of West Virginia, Inc., Mid-American Waste Systems of Colorado, Inc., Mid-American Waste Systems of Georgia, Inc., Speedway Grading Corp., Newcorp Environmental, Inc., Mid-American Waste Systems of New Mexico, Inc., Mid-American Waste Systems of New York, Inc., Mid-American Waste Systems of South Carolina, Inc. A complete list of the Subsidiaries and the trade names under which they operated is annexed hereto as Exhibit E.

            1.161 "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiaries, all of which are directly or indirectly owned by MAWS, as of the Petition Date.

            1.162 "Substantive Consolidation Order" means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Article IV.A of the Plan.

            1.163 "363 Order" means the order of the Bankruptcy Court, dated March 7, 1997, authorizing the Debtors' sale of substantially all of their assets and business operations free and clear of all liens, claims, encumbrances, rights of first refusal, and other interests, to USA Waste pursuant to the Asset Purchase Agreement.

            1.164 "Unimpaired Claim" means a Claim that is not an Impaired
Claim.

            1.165 "USF&G" means United States Fidelity and Guaranty, 6225 Smith Avenue, Baltimore, Maryland.

            1.166 "USF&G Bond" means any surety bond issued by USF&G to secure a Debtors' landfill closure and post-closure obligations.

            1.167 "USF&G Collateral" means the funds held by Van American Insurance Company, as service manager/agent for USF&G, and on deposit at PNC Bank, Account No. 80-80-004-5864964, Sub-Account No. 300043, in the amount of $5,110,464.25 as of June 1, 1997.

            1.168 "Unsecured Claim" means any Claim which is not an Administrative Claim; Priority Tax Claim; Other Priority Claim; Convenience Claim; Secured Claim; L/C Bank Contingent Claim; Fines, Penalties and Punitive Damages Claim; Securities Claim; or Intercompany Claim.

            1.169 "USA Waste" means, collectively, USA Waste Services, Inc. and its designated acquisition subsidiaries under the Asset Purchase Agreement.

            1.170 "Voting Deadline" means the date and time, as fixed by an order of the Bankruptcy Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject the Plan must be received in order to be counted.

            1.171 "West Virginia DEP" means the West Virginia Division of Environmental Protection, 1201 Greenbrier, Street, Charleston, West Virginia.

            1.172 "West Virginia DEP Collateral" means the cashier's check in the amount of $312,000.00 held by the West Virginia DEP and secured by funds on deposit in Wesbanco Bank, Account Nos. 045-100-0000010832, 046-100-0000022629, 001-100-0000103046, and 040-100-0000004027.

C.  Rules Of Interpretation

            For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.  Computation Of Time

            In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                ARTICLE II.

                   CLASSIFICATION OF CLAIMS AND INTERESTS

A.  Introduction

            All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

            A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

B.  Unclassified Claims (not entitled to vote on the Plan)

            1. Administrative Claims

            2. Priority Tax Claims

C. Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote)

            1. Class 1: Other Priority Claims

            Class 1 consists of all Other Priority Claims.

            2. Class 2: Convenience Claims

            Class 2 consists of all Convenience Claims.

D. Impaired Classes Of Claims (Class 3, 4, and 5 entitled to vote on the Plan; Classes 6, 7 and 8 are deemed to have rejected the Plan and, therefore, are not entitled to vote)

            1. Class 3: Secured Claims

            Class 3 consists of separate subclasses for each Secured Claim secured by a security interest in or lien upon property in which the Debtors' Estates have an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

            a. Class 3.01: Barr Secured Claims

            Class 3.01 consists of all Claims secured by the Barr
Collateral, directly or indirectly arising from or under, or relating in any way to, the Barr Note, to the extent of the value (if any) of the Barr Collateral.

            b. Class 3.02: Campbell Secured Claims

            Class 3.02 consists of all Claims secured by the Campbell Collateral, directly or indirectly arising from or under, or relating in any way to, the Campbell Note, to the extent of the value (if any) of the Campbell Collateral.

            c. Class 3.03: Caterpillar Secured Claims

            Class 3.03 consists of all Claims secured by the Caterpillar Collateral, directly or indirectly arising from or under, or relating in any way to, the Caterpillar Contract and the Caterpillar Lease, to the extent of the value (if any) of the Caterpillar Collateral.

            d. Class 3.04: Elmore Secured Claims

            Class 3.04 consists of all Claims secured by the Elmore Collateral, directly or indirectly arising from or under, or relating in any way to, the Elmore Note, to the extent of the value (if any) of the Elmore Collateral.

            e. Class 3.05: Arnold Secured Claims

            Class 3.05 consists of all Claims secured by the Arnold Collateral, directly or indirectly arising from or under, or relating in any way to, the Arnold Notes, to the extent of the value (if any) of the Arnold Collateral.

            f. Class 3.06: Mellon Secured Claims

            Class 3.06 consists of all Claims secured by the Mellon Collateral, directly or indirectly arising from or under, or relating in any way to, the Mellon Lease, to the extent of the value (if any) of the Mellon Collateral.

            g. Class 3.07: Orix Secured Claims

            Class 3.07 consists of all Claims secured by the Orix
Collateral, directly or indirectly arising from or under, or relating in any way to, the Orix Lease, to the extent of the value (if any) of the Orix Collateral.

            h. Class 3.08: Palladino Group Secured Claims

            Class 3.08 consists of all Claims, if any, of the Palladino Group, directly or indirectly arising from or under, or relating in any way to, the Palladino Agreement, to the extent of the value (if any) of any collateral held by or granted to the Palladino Group to secure such Claims.

            i. Class 3.09: National Union Secured Claims

            Class 3.09 consists of all Claims secured by the National Union Collateral, directly or indirectly arising from or under, or relating in any way to, the National Union Bonds, to the extent of the value (if any) of the National Union Collateral.

            j. Class 3.10: L/C Bank Secured Claims

            Class 3.10 consists of all Claims secured by the L/C Bank Collateral, directly or indirectly arising from or under, or relating in any way to Letters of Credit that have become undisputed, non-contingent, liquidated Claims on or before the Consummation Date. If, and to the extent that the value of the L/C Bank Collateral is less than the total amount of all L/C Bank Claims that have become Allowed Claims on or before the Consummation Date, the difference shall be treated as an Allowed Class 4 Unsecured Claim in Group 4-A.

            k. Class 3.11: Reliance Secured Claims

            Class 3.11 consists of all Claims secured by the Reliance Collateral, directly or indirectly arising from or under, or relating in any way to, the Reliance Bonds, to the extent of the value (if any) of the Reliance Collateral.

            l. Class 3.12: Illinois EPA Secured Claims

            Class 3.12 consists of all Claims secured by the Illinois EPA Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of Illinois, to the extent of the value (if any) of the Illinois EPA Collateral.

            m. Class 3.13: Ohio EPA Secured Claims

            Class 3.13 consists of all Claims secured by the Ohio EPA Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of Ohio, to the extent of the value (if any) of the Ohio EPA Collateral.

            n. Class 3.14: Pennsylvania DEP Secured Claims

            Class 3.14 consists of all Claims secured by the Pennsylvania DEP Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the Commonwealth of Pennsylvania, to the extent of the value (if any) of the Pennsylvania DEP Collateral.

            o. Class 3.15: USF&G Secured Claims

            Class 3.15 consists of all Claims secured by the USF&G Collateral, directly or indirectly arising from or under, or relating in any way to, the USF&G Bonds, to the extent of the value (if any) of the USF&G Collateral.

            p. Class 3.16: INA Secured Claims

            Class 3.16 consists of all Claims secured by the INA Collateral directly or indirectly arising from or under, or relating in any way to, the INA Agreements, to the extent of the value (if any) of the INA Collateral.

            q. Class 3.17: West Virginia DEP Secured Claims

            Class 3.17 consists of all Claims, secured by the West Virginia DEP Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of West Virginia, to the extent of the value (if any) of the West Virginia DEP Collateral.

            r. Class 3.18: ERC Secured Claims

            Class 3.18 consists of all Claims, if any, of ERC, directly or indirectly arising from or under, or relating in any way to, the ERC Contract, to the extent of the value (if any) of any collateral held by or granted to ERC to secure such Claims.

            s. Class 3.19: Other Secured Claims

            Class 3.19 consists of all Other Secured Claims.

            2. Class 4: Unsecured Claims

            Class 4 consists of all Unsecured Claims. The Class 4 Unsecured Claims have been divided into separate groups below for descriptive purposes only. Together, all of the groups of Unsecured Claims constitute a single Class of Claims for all other purposes under the Plan and the Bankruptcy Code, including, but not limited to, voting on and receiving distributions under the Plan.

            a. Group 4-A: Group 4-A consists of all Senior Note Claims and L/C Bank Non-Contingent Claims.

            b. Group 4-B: Group 4-B consists of all Subordinated Note
Claims.

            c. Group 4-C: Group 4-C consists of all General Unsecured
Claims.

            3. Class 5: L/C Bank Contingent Claims

            Class 5 consists of all L/C Bank Contingent Claims.

            4. Class 6: Fines, Penalties, and Punitive Damages Claims

            Class 6 consists of all Claims against any Debtor for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code), to the extent that such fines, penalties, or forfeitures, or damages, are not compensation for actual pecuniary loss suffered by the holder of such Claim.

            5. Class 7: Securities Claims

            a. Class 7.01: Debt Securities Claims

            Class 7.01 consists of all Debt Securities Claims.

            b. Class 7.02: Equity Securities Claims

            Class 7.02 consists of all Equity Securities Claims.

            6. Class 8: Intercompany Claims

            Class 8 consists of all Intercompany Claims.

E. Impaired Class Of Interests (deemed to have rejected the Plan and, therefore, not entitled to vote)

            Class 9: Equity Securities

            Class 9 consists of all Interests directly or indirectly arising from or under, or relating in any way to, any of the Equity Securities.

                                ARTICLE III.

                     TREATMENT OF CLAIMS AND INTERESTS

A.  Unclassified Claims

            1. Administrative Claims

            Except as otherwise provided for herein, and subject to the requirements of Article XIV.A hereof, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

            2. Priority Tax Claims

            On, or as soon as reasonably practicable after, the later of
(a) the Distribution Date or (b) the first Periodic Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim or (ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized MAWS, the Plan Administrator, or their property.

B.  Unimpaired Classes Of Claims

            1. Class 1: Other Priority Claims

            On, or as soon as reasonably practicable after, the later of
(a) the Distribution Date or (b) the first Periodic Distribution Date after the date such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Other Priority Claim (i) Cash equal to the amount of such Allowed Other Priority Claim or (ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            2. Class 2: Convenience Claims

            a. Distributions

            On, or as soon as reasonably practicable after, the later of
(a) the Distribution Date or (b) the first Periodic Distribution Date after the date such Convenience Claim becomes an Allowed Convenience Claim, the holder of an Allowed Convenience Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Convenience Claim Cash equal to the amount of such Allowed Convenience Claim.

            b. Election to be Treated as Convenience Claim

            By checking the appropriate box on a timely cast Ballot, the holder of an Allowed Class 4 Unsecured Claim in an amount greater than $2,000, other than an Unsecured Claim of the types described in Articles II.D.2.a (Senior Note Claims and L/C Bank Non-Contingent Claims) and II.D.2.b (Subordinated Note Claims) above, may elect to reduce the amount of such holder's Allowed Class 4 Unsecured Claim to $2,000 and to receive treatment as an Allowed Class 2 Convenience Claim in the amount of $2,000, as described in Article III.B.2.a above. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the Allowed Class 4 Unsecured Claim in excess of $2,000, and the holder of such Allowed Class 2 Convenience Claim shall be deemed to have released the Debtors and their Estates, Reorganized MAWS, the Plan Administrator, and their property from any and all liability for such excess amount. The holder of an Allowed Class 4 Unsecured Claim that timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Class 2 Convenience Claim for classification, voting, and all other purposes under this Plan.

C.  Impaired Classes Of Claims

            1. Class 3: Secured Claims

            Each holder of a Class 3 Secured Claim shall be treated as a separate class for purposes of implementing and consummating the Plan, and each holder of an Allowed Secured Claim shall receive the treatment set forth below. Unless the holder of a Class 3 Secured Claim is eligible to make and has timely made a Secured Creditor Election, the Bankruptcy Court shall determine the value of the collateral securing a Class 3 Secured Claim and, to the extent, if any, that the value of the collateral securing a Class 3 Secured Claim (other than a Class 3.10 L/C Bank Secured Claim) is less than the total amount of such Claim, the difference shall be treated as a Class 4 Unsecured Claim in Group 4-C. The Debtors and Reorganized MAWS reserve all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests. If the holder of the Class 3 Secured Claim is eligible to make and does make a timely Secured Claim Election, such holder shall receive the treatment set forth below and shall be deemed to have withdrawn all Proofs of Claim filed by such holder against any of the Debtors or their Estates. Unless otherwise specifically stated below, holders of Class 3 Secured Claims are not eligible to make the Secured Claim Election.

            a. Class 3.01: Barr Secured Claims

            If the Secured Claim Election is not properly made, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Barr Secured Claim becomes an Allowed Barr Secured Claim, the holder of an Allowed Barr Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Barr Secured Claim (a) Cash equal to the amount of such Allowed Barr Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            The holder of the Barr Secured Claim is eligible to make the Secured Claim Election. If a timely Secured Claim Election is made, at the later of the dates set forth in the preceding paragraph, the holder of the Barr Secured Claim shall receive Cash in an amount equal to the Secured Claim Election Amount, which shall be deemed to be $26,669.76 absent other agreement by Reorganized MAWS and the holder of the Barr Secured Claim, in full satisfaction, settlement, and release of, and in exchange for, all of such holder's Claims in all Classes.

            b. Class 3.02: Campbell Secured Claims

            If the Secured Claim Election is not properly made, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Campbell Secured Claim becomes an Allowed Campbell Secured Claim, the holder of an Allowed Campbell Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Campbell Secured Claim (a) Cash equal to the amount of such Allowed Campbell Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            The holder of the Campbell Secured Claim is eligible to make the Secured Claim Election. If a timely Secured Claim Election is made, at the later of the dates set forth in the preceding paragraph, the holder of the Campbell Secured Claim shall receive Cash in an amount equal to the Secured Claim Election Amount, which shall be deemed to be $152,348.52 absent other agreement by Reorganized MAWS and the holder of the Campbell Secured Claim, in full satisfaction, settlement, and release of, and in exchange for, all of such holder's Claims in all Classes.

            c. Class 3.03: Caterpillar Secured Claims

            If the Secured Claim Election is not properly made, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Caterpillar Secured Claim becomes an Allowed Caterpillar Secured Claim, the holder of an Allowed Caterpillar Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Caterpillar Secured Claim (a) Cash equal to the amount of such Allowed Caterpillar Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            The holder of the Caterpillar Secured Claim is eligible to make the Secured Claim Election. If a timely Secured Claim Election is made, at the later of the dates set forth in the preceding paragraph, the holder of the Caterpillar Secured Claim shall receive Cash in an amount equal to the Secured Claim Election Amount, which shall be deemed to be $57,329.08 absent other agreement by Reorganized MAWS and the holder of the Caterpillar Secured Claim, in full satisfaction, settlement, and release of, and in exchange for, all of such holder's Claims in all Classes.

            d. Class 3.04: Elmore Secured Claims

            If the Secured Claim Election is not properly made, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Elmore Secured Claim becomes an Allowed Elmore Secured Claim, the holder of an Allowed Elmore Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Elmore Secured Claim (a) Cash equal to the amount of such Allowed Elmore Secured Claim or
(b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            The holder of the Elmore Secured Claim is eligible to make the Secured Claim Election. If a timely Secured Claim Election is made, at the later of the dates set forth in the preceding paragraph, the holder of the Elmore Secured Claim shall receive Cash in an amount equal to the Secured Claim Election Amount, which shall be deemed to be $96,768.52 absent other agreement by Reorganized MAWS and the holder of the Elmore Secured Claim, in full satisfaction, settlement, and release of, and in exchange for, all of such holder's Claims in all Classes.

            e. Class 3.05: Arnold Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Arnold Secured Claim becomes an Allowed Arnold Secured Claim, the holder of an Allowed Arnold Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Arnold Secured Claim (a) Cash equal to the amount of such Allowed Arnold Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            f. Class 3.06: Mellon Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Mellon Secured Claim becomes an Allowed Mellon Secured Claim, the holder of an Allowed Mellon Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Mellon Secured Claim (a) Cash equal to the amount of such Allowed Mellon Secured Claim, which shall be deemed to be $85,525.72 or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            g. Class 3.07: Orix Secured Claims

            If the Secured Claim Election is not properly made, on, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Orix Secured Claim becomes an Allowed Orix Secured Claim, the holder of an Allowed Orix Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Orix Secured Claim (a) Cash equal to the amount of such Allowed Orix Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            The holder of the Orix Secured Claim is eligible to make the Secured Claim Election. If a timely Secured Claim Election is made, at the later of the dates set forth in the preceding paragraph, the holder of the Orix Secured Claim shall receive Cash in an amount equal to the Secured Claim Election Amount, which shall be deemed to be $56,233.15 absent other agreement by Reorganized MAWS and the holder of the Orix Secured Claim, in full satisfaction, settlement, and release of, and in exchange for, all of such holder's Claims in all Classes.

            h. Class 3.08: Palladino Group Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Palladino Group Claim becomes an Allowed Palladino Group Secured Claim, the holder of an Allowed Palladino Group Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Palladino Group Secured Claim (a) Cash equal to the value, if any, of the collateral, if any, securing the Palladino Group Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing; provided, however, that in no event shall the amount of the Palladino Group Secured Claim exceed the balance of the Palladino Group Escrow.

            i. Class 3.09: National Union Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such National Union Secured Claim becomes an Allowed National Union Secured Claim, the holder of an Allowed National Union Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed National Union Secured Claim (a) Cash equal to the amount of such Allowed National Union Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            j. Class 3.10: L/C Bank Secured Claims

            On, or as soon as reasonably practicable after, the Distribution Date, the holder of an Allowed L/C Bank Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed L/C Bank Secured Claim (a) Cash equal to the amount of such Allowed L/C Bank Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing. To the extent, if any, that the value of the L/C Bank Collateral is less than the total amount of all L/C Bank Claims that have become Allowed Claims on or before the Consummation Date, the difference shall be treated as an Allowed Class 4 Unsecured Claim in Group 4-A.

            k. Class 3.11: Reliance Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Reliance Secured Claim becomes an Allowed Reliance Secured Claim, the holder of an Allowed Reliance Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Reliance Secured Claim (a) Cash equal to the amount of such Allowed Reliance Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            l. Class 3.12: Illinois EPA Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Illinois EPA Secured Claim becomes an Allowed Illinois EPA Secured Claim, the holder of an Allowed Illinois EPA Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Illinois EPA Secured Claim (a) Cash equal to the amount of such Allowed Illinois EPA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            m. Class 3.13: Ohio EPA Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Ohio EPA Secured Claim becomes an Allowed Ohio EPA Secured Claim, the holder of an Allowed Ohio EPA Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Ohio EPA Secured Claim (a) Cash equal to the amount of such Allowed Ohio EPA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            n. Class 3.14: Pennsylvania DEP Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Pennsylvania DEP Secured Claim becomes an Allowed Pennsylvania DEP Secured Claim, the holder of an Allowed Pennsylvania DEP Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Pennsylvania DEP Secured Claim (a) Cash equal to the amount of such Allowed Pennsylvania DEP Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            o. Class 3.15: USF&G Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such USF&G Secured Claim becomes an Allowed USF&G Secured Claim, the holder of an Allowed USF&G Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed USF&G Secured Claim (a) Cash equal to the amount of such Allowed USF&G Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            p. Class 3.16: INA Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such INA Secured Claim becomes an Allowed INA Secured Claim, the holder of an Allowed INA Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed INA Secured Claim (a) Cash equal to the amount of such Allowed INA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            q. Class 3.17: West Virginia DEP Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such West Virginia DEP Secured Claim becomes an Allowed West Virginia DEP Secured Claim, the holder of an Allowed West Virginia DEP Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed West Virginia DEP Secured Claim (a) Cash equal to the amount of such Allowed West Virginia DEP Secured Claim or
(b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            r. Class 3.18: ERC Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such ERC Claim becomes an Allowed ERC Secured Claim, the holder of an Allowed ERC Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed ERC Secured Claim (a) Cash equal to the value, if any, of the collateral, if any, securing the ERC Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing; provided, however, that in no event shall the amount of the ERC Secured Claim exceed the balance of the ERC Escrow.

            s. Class 3.19: Other Secured Claims

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Other Secured Claim becomes an Allowed Other Secured Claim, the holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Other Secured Claim (a) Cash equal to the amount of such Allowed Other Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

            2. Class 4: Unsecured Claims

            a. Group 4-A

            The holder of an Allowed Unsecured Claim in Group 4-A shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Unsecured Claim, the following treatment:

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Unsecured Claim becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-A shall receive its Pro Rata share of the Initial Group 4-A Distribution Amount. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-A shall receive its Pro Rata share of the Periodic Group 4-A Distribution Amount, but only until such time as the holders Allowed Unsecured Claims in Group 4-A have received the full amount of the Subordination Redistribution Amount and other amounts to which they are entitled hereunder.

            On the Distribution Date, or as soon as thereafter as practicable, each of Weil, Gotshal & Manges LLP, Richards, Layton & Finger, and Arthur Andersen LLP, attorneys and financial advisors for certain Senior Note Holders, shall be paid their reasonable fees and expenses, in an amount not to exceed $100,000 in the aggregate (including the application of any retainer previously paid by the Debtors), for services rendered and disbursements incurred in connection with the Chapter 11 Cases, and such amount shall be deducted from the Initial and Periodic Group 4-B Distribution Amounts until paid in full. Fee applications need not be filed for such fees and expenses, and Bankruptcy Court approval shall not be required, unless the aggregate sought exceeds $100,000.

            b. Group 4-B

            The holder of an Allowed Unsecured Claim in Group 4-B shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Unsecured Claim, the following treatment:

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Unsecured Claim becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-B shall receive its Pro Rata share of the Initial Group 4-B Distribution Amount, less its Pro Rata share of any amounts required to be paid for professional fees and expenses as described in Article III.C.2.a above. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-B shall receive its Pro Rata share of the Periodic Group 4-B Distribution Amount.

            c. Group 4-C

            The holder of an Allowed Unsecured Claim in Group 4-C shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Unsecured Claim, the following treatment:

            On, or as soon as reasonably practicable after, the later of
(i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Unsecured Claim becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-C shall receive its Pro Rata share of the Initial Group 4-C Distribution Amount. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-C shall receive its Pro Rata share of the Periodic Group 4-C Distribution Amount.

            3. Class 5: L/C Bank Contingent Claims

            If, and to the extent that, any Letters of Credit remain outstanding and undrawn on the Consummation Date, the Debtors or Reorganized MAWS, as the case may be, shall establish the L/C Bank Contingent Claims Reserve for the benefit of an L/C Bank by reserving an amount of the Estates' Cash equal to 103% of the Face Amount of all Class 5 L/C Bank Contingent Claims. On, or as soon as reasonably practicable after, the Distribution Date or the first Periodic Distribution Date after the date any such L/C Bank Contingent Claim becomes a non-contingent, liquidated and undisputed Claim, the holder of such Claim shall receive Cash from the L/C Bank Contingent Claims Reserve in an amount equal to that portion of the L/C Bank Contingent Claim that has become non-contingent, liquidated and undisputed since the Consummation Date, the record date with respect to the Distribution Date or the record date with respect to the immediately preceding Periodic Distribution Date, as the case may be, as described in the Plan Administrator Agreement. Upon the expiration or cancellation of each undrawn Letter of Credit, funds shall be released from the L/C Bank Contingent Claims Reserve in an amount equal to the face value of such expired or cancelled undrawn Letter of Credit and applied in accordance with the Plan Administrator Agreement.

            4. Class 6: Fines, Penalties, and Punitive Damages Claims

            The holders, if any, of Class 6 Fines, Penalties, and Punitive Damages Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

            5. Class 7: Securities Claims

            a. Class 7.01: Debt Securities Claims

            The holders of Class 7.01 Debt Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

            b. Class 7.02: Equity Securities Claims

            The holders of Class 7.02 Equity Securities Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

            6. Class 8: Intercompany Claims

            In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, all Intercompany Claims shall be eliminated and the holders of Class 8 Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

D.  Impaired Class Of Interests

            Class 9: Equity Securities

            In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, all Subsidiary Interests shall be eliminated. On the Consummation Date, the Equity Securities (including Subsidiary Interests) shall be canceled and the holders of Equity Securities Interests (including Subsidiary Interests) shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Securities Interests.

E.  Special Provision Regarding Unimpaired Claims

            Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized MAWS' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.


                                ARTICLE IV.

                    MEANS FOR IMPLEMENTATION OF THE PLAN

A.  Substantive Consolidation

            1. Consolidation of the Chapter 11 Cases

            The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, (i) all Intercompany Claims by, between, and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Subsidiaries shall be merged or treated as if they were merged with the assets and liabilities of MAWS, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of MAWS, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against MAWS and shall be deemed a single Claim against and a single obligation of MAWS. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment, or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

            2. Substantive Consolidation Order

            Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim affected by the Plan as provided herein on or before five
(5) days prior the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

B.  Merger Of Subsidiaries Into MAWS

            On the Consummation Date or as soon thereafter as practicable,
(i) the members of the board of directors of each of the Subsidiaries shall be deemed to have resigned, (ii) subject to any limitations imposed by the terms of the Asset Purchase Agreement, each of the Subsidiaries shall be merged with and into MAWS, and (iii) the Chapter 11 Cases of the Subsidiaries shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary shall be brought or otherwise commenced in MAWS' Chapter 11 Case.

C.  Continued Corporate Existence; Reorganized MAWS

            MAWS shall continue to exist as Reorganized MAWS after the Consummation Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Consummation Date, except to the extent such certificate of incorporation and by-laws are amended under this Plan.

D.  Certificate Of Incorporation And By-laws

            The certificate of incorporation and by-laws of MAWS shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized MAWS shall be amended to, among other things: (i) authorize one (1) share of New Common Stock, $0.01 par value per share, (ii) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (iii) limit the activities of Reorganized MAWS to matters related to the implementation of the Plan. The Amended Certificate of Incorporation and By-laws will be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing.

E.  Directors And Officers; Effectuating Documents; Further Transactions

            From and after the Consummation Date, the Plan Administrator shall serve as the sole officer and sole director of Reorganized MAWS. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases, and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

F.  The Plan Administrator

            1. Appointment

            From and after the Consummation Date, [TO BE NAMED BY COMMITTEE] or such other Person as may be designated by the Creditors' Committee prior to the Confirmation Date, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

            2. Rights, Powers and Duties of Reorganized MAWS and the Plan Administrator

            Reorganized MAWS shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan
Administrator on behalf of Reorganized MAWS pursuant to the Plan and the Plan Administrator Agreement, shall include, among others:

            (a) investing Reorganized MAWS' Cash, including, but not limited to, the Cash held in the Reserves (in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (b) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (c) any other investments that may be permissible under (i) section 345 of the Bankruptcy Code or (ii) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases);

            (b) calculating and paying of all distributions to be made under the Plan, the Plan Administrator Agreement, the Escrow Orders, and other orders of the Bankruptcy Court, to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Convenience Claims, Allowed Secured Claims, Allowed Unsecured Claims, and L/C Bank Contingent Claims that have become undisputed, non-contingent, and liquidated Claims;

            (c) employing, supervising, and compensating professionals retained to represent the interests of and serve on behalf of Reorganized MAWS;

            (d) making and filing tax returns for Reorganized MAWS;

            (e) objecting to Claims or Interests filed against any of the Debtors' Estates;

            (f) seeking estimation of contingent or unliquidated claims under 11 U.S.C ss. 502(c);

            (g) seeking determination of tax liability under 11 U.S.C. ss.
            505;

            (h) prosecuting avoidance actions under 11 U.S.C. ss.ss. 544, 545, 547, 548, and 553;

            (i) prosecuting turnover actions under 11 U.S.C. ss.ss. 542 and 543;

            (j) implementing the ADR;

            (k) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

            (l) dissolving Reorganized MAWS;

            (m) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

            (n) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement.

            3.  Compensation of the Plan Administrator

            The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, but shall be subject to review by the Plan Committee.

            4.  Indemnification

            Reorganized MAWS shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized MAWS or the implementation or administration of the Plan, if the Plan Administrator, its professionals, or any duly designated agent or representative thereof (in its capacity as such) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized MAWS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized MAWS indemnifies and holds harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

            Reorganized MAWS and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized MAWS) and the Plan Administrator's and Reorganized MAWS' agents, representatives, professionals, and employees (collectively, the "Indemnified Parties"), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized MAWS and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized MAWS and the Estates, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized MAWS and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The indemnification provisions of Section 4.6 of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

            5. Insurance

            The Plan Administrator shall be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized MAWS, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized MAWS and (ii) the liabilities, duties, and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

            6. Authority to Object to Claims and Interests and to Settle Disputed Claims

            From and after the Consummation Date, Reorganized MAWS and the Plan Administrator shall be authorized (i) to object to and Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

            (a) If the Face Amount of the Disputed Claim is less than $50,000, Reorganized MAWS and the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

            (b) If the Face Amount of the Disputed Claim is more than $50,000 but less than $500,000, Reorganized MAWS and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon five Business Days notice to the Plan Committee.

            (c) If the Face Amount of the Disputed Claim is greater than $500,000, Reorganized MAWS and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

            If the Plan Committee objects to the proposed settlement of a Disputed Claim within the prescribed time parameters, then (i) if the Plan Committee withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court (except as required by subparagraph (e) above) or (ii) if the Plan Committee does not withdraw its objection, the Plan Administrator shall have the option of
(A) foregoing entry into the settlement agreement that is the subject of the Plan Committee's objection, (B) modifying the terms of the settlement agreement in a way that results in the Plan Committee withdrawing its objection, or (C) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's objection.

G.  No Revesting Of Assets

            The property of the Debtors' Estates shall not be vested in the Debtors on or following the Confirmation Date or the Consummation Date, but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administrator Agreement, and Confirmation Order. From and after the Consummation Date, all such property shall be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement, and the Confirmation Order.

H.  Preservation Of Rights Of Action; Settlement of Litigation Claims

            1. Preservation of Rights Of Action

            Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. Reorganized MAWS, as the successor in interest to the Debtors, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit, or proceeding on Exhibit C shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit, or proceeding.

            2. Settlement of Litigation Claims

            At any time after the Confirmation Date and before the Consummation Date, notwithstanding anything in this Plan to the contrary, the Debtors, in consultation with the Creditors' Committee, may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

I.  ADR

            The Debtors have requested or shall request that the Bankruptcy Court establish the ADR for the liquidation and payment of Damage Claims. The ADR will be implemented prior to the Confirmation Date, but shall continue after the Confirmation Date and the Consummation Date. The Debtors anticipate that, pursuant to the ADR, each Damage Claim will be subjected to a process designed to produce a settlement with respect to such Damage Claim. If unsuccessful, the holder of the Damage Claim would then be entitled to obtain relief from the Bankruptcy Court to pursue the Damage Claim in an appropriate forum, which may include the Bankruptcy Court, if so requested by Reorganized MAWS.

J.  Creditors' Committee And Plan Committee

            1. Dissolution of Creditors' Committee

            The Creditors' Committee shall continue in existence until the Consummation Date, to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code, and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Consummation Date. On the Consummation Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, and other agents shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Consummation Date shall be paid in accordance with the terms and conditions of the Professional Fee Order.

            2. Creation of Plan Committee; Procedures

            On the Consummation Date, the Plan Committee shall be formed and constituted. The Plan Committee shall consist of three Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court. The Plan Committee shall adopt bylaws which shall provide for the governance of the Plan Committee and shall be filed with the Bankruptcy Court. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement, or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement, and the Confirmation Order shall be null and void.

            3. Function and Duration; Compensation and Expenses

            The Plan Committee (a) shall be responsible for (i) instructing and supervising Reorganized MAWS and the Plan Administrator with respect to their responsibilities under the Plan and the Plan Administrator Agreement,
(ii) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (iii) reviewing objections to and proposed settlements of Disputed Claims, (iv) performing such other duties that may be necessary and proper to assist Reorganized MAWS and the Plan Administrator in effectuating the purposes of the Plan, and (v) approving the payment of the fees and expenses of the Plan Administrator and its retained professionals, and (b) shall remain in existence until such time as the final distributions under the Plan have been made by Reorganized MAWS. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by Reorganized MAWS.

            4. Retention of Professionals

            The Plan Committee shall have the right to retain the services of attorneys, accountants, and other agents which, in the discretion of the Plan Committee, are necessary to assist the Plan Committee in the performance of its duties. The fees and expenses of such professionals shall be paid by Reorganized MAWS from the Operating Reserve upon the monthly submission of bills to the Plan Administrator and the Plan Committee. The payment of the fees and expenses of the Plan Committee's retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court.

            5. Liability; Indemnification

            Neither the Plan Committee, nor any of its members, designees, or professionals, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent, or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. The Plan Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Plan Committee shall be under no obligation to consult with counsel, accountants or its agents, and its determination to not do so shall not result in the imposition of liability on the Plan Committee, or its members and/or designees, unless such determination is based on willful misconduct or gross negligence. Reorganized MAWS shall indemnify and hold harmless the Plan Committee and its members, designees, and professionals, and any duly designated agent or representative thereof (in their capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized MAWS or the implementation or administration of the Plan. To the extent Reorganized MAWS indemnifies and holds harmless the Plan Committee and its members, designees, or professionals, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

K.   Cancellation Of Existing Securities And Agreements

            On the Consummation Date, except as otherwise provided for herein, (i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of any of the Debtors shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be released; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of
(i) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III hereof, and (ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; provided, further, that the provisions of clause (ii) of this paragraph shall not effect a release of the Debtors' liabilities under this Plan and the Confirmation Order or result in any expense or liability to the Debtors or Reorganized MAWS. Reorganized MAWS shall not have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses; provided, however, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

L.  Sources Of Cash For Plan Distributions

            Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized MAWS and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Debtors' cash balances and the liquidation of the Debtors' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan shall be made by Reorganized MAWS (or any successor thereto) or if the Disbursing Agent is an entity other than Reorganized MAWS, the Disbursing Agent.

M.  Release Of Liens

            Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, or other agreement created in connection with the Plan, on the Consummation Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates shall be released.

N.  Special Provisions Regarding Insured Claims

            Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that the maximum amount of any distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (a) the applicable deductible under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs). Nothing in this Article IV.N shall constitute a waiver of any claim, right, or cause of action the Debtors may hold against any Person, including the Debtors' insurance carriers.

O.  Exemption From Certain Transfer Taxes

            Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized MAWS pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                 ARTICLE V.

                    ACCEPTANCE OR REJECTION OF THE PLAN

A.  Classes Entitled To Vote

            Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Ballots shall be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Estates and Chapter 11 Cases. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class 6 Fines, Penalties, and Punitive Damages Claims, Class 7 Securities Claims, Class 8 Intercompany Claims, and Class 9 Equity Securities Interests are not entitled to receive or retain any property under the Plan, Classes 6, 7, 8, and 9 are presumed to have rejected the Plan and, therefore, are not entitled to vote on the Plan.

B.  Acceptance By Impaired Classes

            An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.  Cramdown

            The Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                ARTICLE VI.

                     PROVISIONS GOVERNING DISTRIBUTIONS

A.  Distributions For Claims Allowed As Of The Consummation Date

            Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date shall be made on the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Consummation Date shall be made pursuant to the terms and conditions of the Plan Administrator Agreement and Articles III, VI, and VIII of this Plan.

B.  Interest On Claims

            Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, and subject to the provisions of the second sentence of this Article VI.B, post-petition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall be paid upon Disputed Claims as provided in Section 2.7 of the Plan Administrator Agreement.

C.  Distributions By Reorganized MAWS

            Reorganized MAWS shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and the Plan Administrator Agreement. Reorganized MAWS and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan and the Plan Administrator Agreement.

D.  Delivery Of Distributions And Undeliverable Or Unclaimed Distributions

            1. Delivery of Distributions in General

            Distributions to holders of Allowed Claims shall be made at the addresses set forth in the Schedules or other records of the Debtors or Reorganized MAWS at the time of the distribution.

            2. Undeliverable and Unclaimed Distributions

            a. Holding and Investment of Undeliverable and Unclaimed
               Distributions

            If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable and unclaimed distributions shall be set aside or, in the case of a Cash distribution, deposited in a segregated, interest bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

            b. After Distributions Become Deliverable

            On each Periodic Distribution Date, Reorganized MAWS shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Periodic Distribution Date, as the case may be, together with any interest actually earned thereon.

            c. Failure to Claim Undeliverable Distributions

            Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within three years after the Consummation Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized MAWS, the Plan Administrator, or their property. In such cases, any Cash or other property held in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of Reorganized MAWS free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administrator Agreement. Nothing contained in the Plan or the Plan Administrator Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized MAWS, to attempt to locate any holder of an Allowed Claim.

E.  Record Date For Distributions

            At the close of business on the Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Reorganized MAWS shall have no obligation to recognize any transfer of such Debt Securities occurring after the Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

F.  Means Of Cash Payment

            Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized MAWS, by (i) checks drawn on or (ii) wire transfer from, a domestic bank selected by Reorganized MAWS. If so requested in a writing received by Reorganized MAWS no later than five (5) business days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to the Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized MAWS, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.  Withholding And Reporting Requirements

            In connection with the Plan and all distributions thereunder, Reorganized MAWS shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

H.  Setoffs

            Reorganized MAWS may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized MAWS may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized MAWS of any such claim that the Debtors or Reorganized MAWS may have against such holder.

I.  Surrender Of Cancelled Debt Instruments Or Securities

            On or before the Distribution Date, or as soon thereafter as practicable, each holder of an instrument evidencing a Claim on account of Debt Securities (a "Certificate") shall surrender such Certificate to the Plan Administrator or Reorganized MAWS or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be, prior to the fifth (5th) anniversary of the Confirmation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized MAWS notwithstanding any federal or state escheat laws to the contrary.

J.  Fractional Dollars; De Minimis Distributions

            Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, (i) neither the Plan Administrator nor Reorganized MAWS shall be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down, and (ii) the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (other than the L/C Bank Contingent L/C Reserve) (a) to any holder of an Allowed Claim (other than a Class 5 L/C Bank Contingent Claim) if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Periodic Distribution Date in question is less than $250,000 or (b) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date or Periodic Distribution Date (1) does not constitute a final distribution to such holder and (2) is less than $50.00.


                                ARTICLE VII.

                      TREATMENT OF EXECUTORY CONTRACTS
                            AND UNEXPIRED LEASES

A.  Rejected Contracts And Leases

            Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, shall be rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease (i) previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to USA Waste) or (b) shall have expired or terminated pursuant to its own terms (including, but not limited to, the employment agreements between MAWS and Alan B. Howald, Dennis W. Marchetti, Kent Adkins, R.J. Roberts, and Hilary Plauche, which have been terminated), or (ii) is listed on the schedule of assumed contracts and leases annexed hereto as Exhibit B; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit B nor anything contained in this
Article VII.A shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

B.  Bar To Rejection Damages

            If the rejection of an executory contract or unexpired lease pursuant to Article VII.A above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized MAWS, the Plan Administrator, or their respective successors or properties unless a proof of Claim is filed and served on Reorganized MAWS and counsel for Reorganized MAWS within 40 days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

C.  Assumed Contracts And Leases

            Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the Debtors shall assume (and assign, as the case may be) each of the executory contracts and unexpired leases listed on Exhibit B hereto. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by cure payments to be made on the Distribution Date. In the event of a dispute regarding
(i) the nature or amount of any cure payments, (ii) the ability of the Debtors or any assignee of the Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy
Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption or assignment, the Debtors or Reorganized MAWS shall make such cure payments following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions (and assignments, as the case may be) described in this Article VII.C, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

                               ARTICLE VIII.

                     PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT AND UNLIQUIDATED CLAIMS

A.  Objection Deadline; Prosecution Of Objections

            As soon as practicable, but in no event later than 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized MAWS, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit Reorganized MAWS' right to object to Claims, if any, filed or amended more than 120 days after the Consummation Date. Subject to the limitations set forth in the Plan Administrator Agreement and Article IV.F of this Plan, and the oversight of the Plan Committee, Reorganized MAWS and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

B.  No Distributions Pending Allowance

            Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.  Accounts; Escrows; Reserves

            Reorganized MAWS and the Plan Administrator shall, subject to and in accordance with the provisions of Sections 2.1 through 2.6 of the Plan Administrator Agreement, (i) establish one or more general accounts into which shall be deposited all funds not required or permitted to be deposited into any other account, Reserve, or Escrow, (ii) continue to hold in escrow all amounts previously escrowed pursuant to an Escrow Order in accordance with the terms and conditions of such Escrow Orders, and (iii) create and fund the Operating Reserve, Administrative Claims Reserve, Disputed Claims Reserve, Unclaimed Distributions Reserve, and L/C Bank Contingent Claims Reserve from the Cash or other property to be distributed under the Plan. Reorganized MAWS may sell non-Cash assets, if any, held in any Reserve in accordance with the provisions of this Plan and the Plan Administrator Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

D.  Reserve Amount; Estimated Amount

            The Debtors, in consultation with the Creditors' Committee, may
(i) request the Bankruptcy Court to determine the amount of the Estates' Cash that must be reserved (the "Reserve Amount") for any given Disputed Claim or, alternatively, (ii) request the Bankruptcy Court to estimate (the "Estimated Amount") any such Disputed Claim that is unliquidated or contingent.

            1. Disputed Claims Reserve

            Reorganized MAWS shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to the sum of (a) the Reserve Amounts and (b) with respected to Dispute Claims as to which no Reserve Amount has been established, seventy percent (70%) of the Estimated Amounts of all such Disputed Claims (other than Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and L/C Bank Contingent Claims) as set forth in one or more orders of the Bankruptcy Court. If the Debtors or the Creditors' Committee elect not to request such an estimation or Reserve Amount determination from the Bankruptcy Court with respect to a particular Disputed Claim entitled to be paid from the Disputed Claims Reserve, Reorganized MAWS shall withhold the Disputed Claims Reserve for such Claim by reserving an amount of the Estates' Cash equal to seventy percent (70%) of the Face Amount of such Claim.

            2. Administrative Claims Reserve

            Reorganized MAWS shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the sum of (i) the aggregate Face Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that have Face Amounts, plus (ii) the Reserve Amount or the Estimated Amount of all such Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that do not have Face Amounts.

            3. L/C Bank Contingent Claims Reserve

            Reorganized MAWS shall create and fund the L/C Bank Contingent Claims Reserve with an amount of the Estates' Cash equal to 103% of the Face Amount of all Class 5 L/C Bank Contingent Claims.

E.  Distributions After Allowance

            Reorganized MAWS shall make payments and distributions from the appropriate Reserves to the holder of any (i) Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Other Priority Claim, or Disputed Claim that has become an Allowed Claim or (ii) L/C Bank Contingent Claim that has become an undisputed, non-contingent, and liquidated Claim, on the first Periodic Distribution Date following the date that all or part of such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Other Priority Claim, or Disputed Claim becomes an Allowed Claim or such L/C Bank Contingent Claim becomes an undisputed, non-contingent, and liquidated Claim. All payments and distributions to holders of Allowed Claims from the accounts, Reserves, and Escrows shall be made in accordance with the provisions of the Plan governing the class of Claims to which the holder of such Allowed Claim belongs and pursuant to the terms of Section
2.7 of the Plan Administrator Agreement. Holders of Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and Disputed Claims (other than (i) Class 5 L/C Bank Contingent Claims and (ii) Disputed Claims whose resolution and payment is subject to and Escrow Order) that ultimately become Allowed Claims shall also be entitled to receive interest for the Period between the Distribution Date and the date of the initial distribution on account of such Claim (the "Disallowance Period"), calculated by multiplying (A) the initial amount distributed to such holder on the Periodic Distribution Date in question times (B) the difference of (1) the then current rate of interest on a 30-day Treasury Bill minus (2) 150 basis points times (C) the number of days in the Disallowance Period divided by 365.


                                ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION
                        AND CONSUMMATION OF THE PLAN

A.  Conditions To Confirmation

            The following are conditions precedent to confirmation of the
Plan:

            1. The Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

            2. The Substantive Consolidation Order, which may be the Confirmation Order, shall be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

B.  Conditions To Consummation Date

            The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with Article IX.C of the Plan:

            1. The Confirmation Date shall have occurred and the Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, confirming the Plan, as the same may have been modified, shall have been entered and shall, among other things, provide that:

            a. the Debtors, Reorganized MAWS, the Plan Committee, and the Plan Administrator are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the instruments, releases, and other agreements or documents created in connection with the Plan;

            b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

            c. all executory contracts or unexpired leases assumed and assigned by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the assignee(s) thereof, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease; and

            d. the waivers, exculpations, and injunctions described in
Article XII of the Plan are approved.

            2. The Plan Administrator Agreement shall have been executed and shall be in full force and effect.

            3. The Confirmation Order shall have become a Final Order.

C.  Waiver Of Conditions

            The conditions set forth in Articles IX.A. and IX.B. of the Plan, except that set forth in Article IX.A.1, may be waived in whole or in part by the Debtors, with the consent of the Creditors' Committee, without notice or a hearing.


                                 ARTICLE X.

                        MODIFICATIONS AND AMENDMENTS

            The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Federal Rules of Bankruptcy Procedure or order of the Bankruptcy Court.


                                ARTICLE XI.

                         RETENTION OF JURISDICTION

            Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

            A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

            B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that, from and after the Consummation Date the payment of the fees and expenses of the retained professionals of Reorganized MAWS, the Plan Committee, and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

            C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the liquidation or allowance of any Claims arising therefrom;

            D. Effectuate performance of and payments under the provisions of the Plan;

            E. Implement the ADR;

            F. Determine any and all pending adversary proceedings, motions, applications, and contested or litigated matters;

            G. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

            H. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

            I. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            J. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

            K. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

            L. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

            M. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

            N. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

            O. To hear and determine all disputes or other matters arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement and the 363 Order;

            P. Hear and determine all matters related to (a) the property of the Estate(s) from and after the Confirmation Date, as provided in
Article IV.G of the Plan, (b) the winding up of the Debtors' affairs, and
(c) the activities of Reorganized MAWS and the Plan Administrator, including (i) challenges to or approvals of Reorganized MAWS' or the Plan Administrator's activities, (ii) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (iii) reporting by, termination of, and accounting by Reorganized MAWS and the Plan Administrator, and (iv) release of the Plan Administrator from its duties;

            Q. Hear and determine disputes with respect to the compensation of the (i) Reorganized MAWS' professional advisors, (ii) the Plan
Administrator and its professional advisors, and (iii) the Plan Committee, its members, and its professional advisors;

            R. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code; and

            S. Enter final decrees closing the Chapter 11 Cases.


                                ARTICLE XII.

                          EFFECTS OF CONFIRMATION

A.  Binding Effect

            The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized MAWS.

B.  Waiver Of Claims; Covenant Not To Sue

            Effective as of the Confirmation Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in the Plan or the Confirmation Order, (i) all Persons who have held, hold, or may hold Claims against or Interests in the Debtors and (ii) the Debtors shall be deemed to have forever waived and covenanted with each of the Debtors, the Estate(s), Reorganized MAWS, and the Identified Officers and Directors (collectively, the "Released Parties"), to waive and not to (a) sue, or otherwise seek any recovery from the Released Parties or their property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken or occurring before the Consummation Date arising out of the business or affairs of the Debtors, or (b) assert against any of the Released Parties or their property any Claim, obligation, right, cause of action and liability which any such holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions, or occurrence taking place on or before the Consummation Date in any way relating to the Debtors, these Chapter 11 Cases, or this Plan; provided, however, that nothing contained in this Plan or the Confirmation Order shall release, or be deemed to release, any non-Debtor third parties from the causes of action (i) retained by Reorganized MAWS or (ii) being pursued in the Securities Actions as of June 20, 1997.

C.  Exculpation And Limitation Of Liability

            Neither the Debtors nor the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estate(s), Reorganized MAWS, the Creditors' Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

D.  Injunction

            Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Estate(s), Reorganized MAWS, the Plan Administrator, or any of their property on account of any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and
(v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

E. Termination Of Subordination Rights; Settlement Of Related Claims And Controversies

            1. All Claims of the Senior Note Holders and Subordinated Note Holders against the Debtors and all rights and claims between or among the Senior Note Holders and Subordinated Note Holders relating in any manner whatsoever to claimed subordination rights, "make-whole" rights, rights to post-petition and default interest, or similar rights, if any (collectively, "Subordination-Related Rights"), shall be deemed satisfied by the distributions under the Plan to holders of such Claims (i.e., holders of Senior Note Claims and Subordinated Note Claims) and such rights shall be deemed waived, released, discharged, and terminated as of the Consummation Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under the Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims and Subordinated Note Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

            2. Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Article XII.E shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable Subordination-Related Rights that any holder of a Claim, including, but not limited to, a holder of a Senior Note Claim or Subordinated Note Claim, may have with respect to any Allowed Claim, or any distribution to be made on account of an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, including, without limitation, the compromise and settlement embodied in the Plan's treatment of Allowed Senior Note Claims and Allowed Subordinated Note Claims, as described in Article III.C.2 above, and the Bankruptcy Court's finding that such compromises and settlements are fair, equitable, and reasonable, and in the best interests of the Debtors, their Estates, and all Claim holders, including affected holders of Senior Note Claims and holders of Subordinated Note Claims.

F.  Continuation of ADR

            Notwithstanding Confirmation of the Plan, the holder of any unliquidated Damage Claim must first exhaust the remedies in the ADR before such holder may pursue its Damage Claim in an appropriate forum.


                               ARTICLE XIII.

                        COMPROMISES AND SETTLEMENTS

            Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and Claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to Reorganized MAWS, pursuant to Article IV.B of the Plan.


                                ARTICLE XIV.

                          MISCELLANEOUS PROVISIONS

A.  Bar Dates For Certain Claims

            1. Administrative Claims

            The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fees and the expenses of the members of the Creditors' Committee), which date will be 45 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, or Reorganized MAWS, as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

            2. Professional Fee Claims; Substantial Contribution Claims

            All requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Consummation Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized MAWS and counsel for Reorganized MAWS an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized MAWS, counsel for Reorganized MAWS, and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B.  Payment Of Statutory Fees

            All fees payable by the Subsidiaries under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Consummation Date, and neither the Debtors, their Estates, Reorganized MAWS, nor the Plan Administrator shall thereafter be liable for the payment of any additional fees under 28 U.S.C. ss. 1930, other than with respect to MAWS' Chapter 11 Case.

C.  Revocation, Withdrawal Or Non-Consummation

            The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

D.  Severability Of Plan Provisions

            If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.  Successors And Assigns

            The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

F.  Service Of Documents

            1. Any pleading, notice or other document required or permitted to be provided to the Debtors under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                      MID-AMERICAN WASTE SYSTEMS, INC.
                      1006 Walnut Street
                      P.O. Box 156
                      Canal Winchester, Ohio 43110
                      Attn: Mr. Gene A. Meredith

            with copies to:

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      919 Third Avenue
                      New York, New York 10022-3897
                      Attn:  Alesia Ranney-Marinelli, Esq.
                               -and-
                      P.O. Box 636
                      One Rodney Square
                      Wilmington, Delaware 19899-0636
                      Attn:  Anthony W. Clark, Esq.

            2. Any pleading, notice or other document required or permitted to be provided to Reorganized MAWS or the Plan Administrator under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                      _________________________________________

                      _________________________________________

                      _________________________________________
                      Attn:____________________________________

            with copies to:

                      PLAN COMMITTEE OF REORGANIZED MAWS
                      c/o Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, New York 10019
                      (212) 373-3000
                      Attn:  Alan W. Kornberg, Esq,

G.  Term Of Injunctions Or Stays

            Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until all property of the Estate(s) of Reorganized MAWS and the other Debtors has been distributed and Reorganized MAWS has been dissolved.

H.  Consummation Of Plan

            The Debtors intend to request that the Confirmation Order include (a) a finding by the Bankruptcy Court that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) the Bankruptcy Court's authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

I.   Governing Law

            Unless a rule of law or procedure is supplied by federal law, including the Bankruptcy Code and Bankruptcy Rules, (i) the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) corporate governance matters shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


Dated:  Wilmington, Delaware
        June 20, 1997

                                  MID-AMERICAN WASTE SYSTEMS, INC., et al.,
                                  Debtors-in-Possession


                                  By:  /s/ Gene A. Meredith
                                  Name:  Gene A. Meredith
                                  Title: President and Chief Executive Officer
                                         of Mid-American Waste Systems, Inc.
                                         and the Subsidiaries


SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for Mid-American Waste Systems, Inc., et al.,
Debtors-in-Possession


By:  /s/ Alesia Ranney-Marinelli
Alesia Ranney-Marinelli (ID #700)
Lawrence V. Gelber
919 Third Avenue
New York, New York  10022-3897
(212) 735-3000

          -and-

Anthony W. Clark (ID #2051)
P.O. Box 636
One Rodney Square
Wilmington, Delaware 19899
(302) 651-3000




                                 EXHIBIT A

                                     TO

                         JOINT LIQUIDATING PLAN OF
                       REORGANIZATION OF MID-AMERICAN
                    WASTE SYSTEMS, INC. AND SUBSIDIARIES

                        PLAN ADMINISTRATOR AGREEMENT


                                                                   Exhibit A

          THIS DOCUMENT IS SUBJECT TO MODIFICATION AND AMENDMENT PRIOR TO COMPLETION AS PROVIDED IN ARTICLE X OF THE PLAN.

                        PLAN ADMINISTRATOR AGREEMENT

                                BY AND AMONG

                       MID-AMERICAN WASTE SYSTEMS, INC.,
                      FAIRFIELD SANITARY LANDFILL, INC.,
                            JOHNSON DISPOSAL, INC.,
                   MID-AMERICAN WASTE SYSTEMS OF OHIO, INC.,
                 MID-AMERICAN WASTE SYSTEMS OF CUYAHOGA, INC.
                             MOUND LANDFILL, INC.,
                           TRIANGLE LANDFILL, INC.,
                          UNITED WASTE SYSTEMS, INC.,
                            B & L SANITATION, INC.,
                            H & D EXCAVATING, INC.,
                 MID-AMERICAN WASTE SYSTEMS OF INDIANA, INC.,
                          CENTERPOINT LANDFILL, INC.,
                 MID-AMERICAN WASTE SYSTEMS OF ILLINOIS, INC.,
                            DAUBS LAND FILL, INC.,
                            K/C RECLAMATION, INC.,
               MID-AMERICAN WASTE SYSTEMS OF PENNSYLVANIA, INC.,
                         RESOURCE CONSERVATION CORP.,
                        LOCAL SANITATION SERVICE, INC.,
                           PLAINS MANAGEMENT, INC.,
                    NATIONAL WASTE AND ENERGY CORPORATION,
                 MID-AMERICAN WASTE SYSTEMS OF HARRISON, INC.,
              MID-AMERICAN WASTE SYSTEMS OF WEST VIRGINIA, INC.,
                         SPEEDWAY GRADING CORP., INC.,
              MID-AMERICAN WASTE SYSTEMS OF SOUTH CAROLINA, INC.,
                          NORTHWESTERN DISPOSAL CO.,
                 MID-AMERICAN WASTE SYSTEMS OF NEW YORK, INC.,
                MID-AMERICAN WASTE SYSTEMS OF NEW MEXICO, INC.,
                 MID-AMERICAN WASTE SYSTEMS OF COLORADO, INC.,
                 MID-AMERICAN WASTE SYSTEMS OF FLORIDA, INC.,
               MID-AMERICAN WASTE SYSTEMS OF GEORGIA, INC., AND
                          NEWCORP ENVIRONMENTAL, INC.

                                    AND

                                   [XYZ]

                      DATED AS OF SEPTEMBER ___, 1997

                              TABLE OF CONTENTS

                                                                   Page

                                  ARTICLE I

                        XYZ'S ACCEPTANCE OF POSITIONS
                        AND OBLIGATION TO PAY CLAIMS

          Section 1.1  Acceptance  . . . . . . . . . . . . . . . .    2
          Section 1.2  Payment of Claims . . . . . . . . . . . . .    2

                                 ARTICLE II

                     OBLIGATIONS OF THE PLAN ADMINISTRATOR

          Section 2.1   Establishment and Maintenance of Accounts,
                           Reserves, and Escrows . . . . . . . . .    2
          Section 2.2   Disputed Claims Reserve  . . . . . . . . .    3
          Section 2.3   Administrative Claims Reserve  . . . . . .    4
          Section 2.4   L/C Bank Contingent Claims Reserve . . . .    5
          Section 2.5   Operating Reserve  . . . . . . . . . . . .    6
          Section 2.6   Unclaimed Distributions  . . . . . . . . .    7
          Section 2.7   Distributions  . . . . . . . . . . . . . .    7
          Section 2.8   De Minimis Distributions . . . . . . . . .    9
          Section 2.9   Conversion of Assets to Cash . . . . . . .    9
          Section 2.10  Transactions with Related Persons  . . . .    9
          Section 2.11  Investment of Cash . . . . . . . . . . . .    9
          Section 2.12  Treatment of Accounts. . . . . . . . . . .   10
          Section 2.13  Use of Assets. . . . . . . . . . . . . . .   10
          Section 2.14  Books, Records, and Tax Returns  . . . . .   10
          Section 2.15  Reports to the Bankruptcy Court  . . . . .   10
          Section 2.16  No Other Duties  . . . . . . . . . . . . .   11

                                 ARTICLE III

                 POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

          Section 3.1  Powers of the Plan Administrator  . . . . .   11
          Section 3.2  Authority to Object to Claims and Interests
                          and to Settle Disputed Claims  . . . . .   13

                                 ARTICLE IV

                           THE PLAN ADMINISTRATOR

          Section 4.1  Resignation . . . . . . . . . . . . . . . .   14
          Section 4.2  Removal . . . . . . . . . . . . . . . . . .   14
          Section 4.3  Appointment of Successor Plan Administrator   14
          Section 4.4  Continuity  . . . . . . . . . . . . . . . .   15
          Section 4.5  Compensation  . . . . . . . . . . . . . . .   15
          Section 4.6  Standard of Care; Indemnification;
                          Exculpation  . . . . . . . . . . . . . .   15
          Section 4.7  Reliance by Plan Administrator  . . . . . .   16
          Section 4.8  Reliance by Persons Dealing with the
                          Plan Administrator . . . . . . . . . . .   17

                                  ARTICLE V

                                 TERMINATION

          Section 5.1  Termination . . . . . . . . . . . . . . . .   17
          Section 5.2  Other Obligations of the Plan Administrator
                          upon Termination . . . . . . . . . . . .   17

                                 ARTICLE VI

                          MISCELLANEOUS PROVISIONS

          Section 6.1  Descriptive Headings  . . . . . . . . . . .   17
          Section 6.2  Amendment and Waiver  . . . . . . . . . . .   17
          Section 6.3  Governing Law . . . . . . . . . . . . . . .   18
          Section 6.4  Counterparts; Effectiveness . . . . . . . .   18
          Section 6.5  Severability; Validity  . . . . . . . . . .   18
          Section 6.6  Notices . . . . . . . . . . . . . . . . . .   18
          Section 6.7  Relationship to Plan  . . . . . . . . . . .   18
          Section 6.8  Retention of Jurisdiction . . . . . . . . .   19

                                 ARTICLE VII

                                 DEFINITIONS

          Section 7.1  Defined Terms . . . . . . . . . . . . . . .   19


                        PLAN ADMINISTRATOR AGREEMENT

                                  PREAMBLE

               This Plan Administrator Agreement (the "Agreement") is made this ____ day of September, 1997, by and among Mid-American Waste Systems, Inc., a Delaware corporation ("MAWS"), and each of its subsidiaries and affiliates set forth on the signature pages hereto (the "Subsidiaries" and, together with MAWS, the "Debtors"), as debtors and debtors-in-possession, and [TO BE NAMED BY CREDITORS' COMMITTEE] ("XYZ") (the "Plan Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Joint Liquidating Plan of Reorganization of Mid-American Waste Systems, Inc. and Subsidiaries, dated June 20, 1997, as the same may from time to time be amended (the "Plan"), filed by the Debtors.

                                  RECITALS

               WHEREAS, on January 21, 1997, each of the Debtors filed a voluntary petition for relief under Chapter 11 of the United
     States Bankruptcy Code, 11 U.S.C. SECTIONSECTION 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

               WHEREAS, on June 20, 1997, the Debtors filed the Plan with the Bankruptcy Court; and

               WHEREAS, on September ___, 1997, the Bankruptcy Court confirmed the Plan; and

               WHEREAS, pursuant to, and upon the Consummation Date of, the Plan, the Debtors' Estates will be substantively consolidated and the Subsidiaries will be merged with and into MAWS (MAWS and the Subsidiaries which have been merged into it being referred to as "Reorganized MAWS" on and after the Consummation Date); and

               WHEREAS, the rights, powers, and duties of Reorganized MAWS under the Plan shall be exercised by a plan administrator in his capacity as the sole shareholder, sole officer, and sole director of Reorganized MAWS (the "Plan Administrator");

               NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:


                                  ARTICLE I

                        XYZ'S ACCEPTANCE OF POSITIONS
                        AND OBLIGATION TO PAY CLAIMS

               Section 1.1 Acceptance. XYZ (a) accepts employment as the Plan Administrator and accepts appointment as the sole share-holder, sole officer, and sole director of Reorganized MAWS and
     (b) agrees to observe and perform all duties and obligations imposed upon the Plan Administrator (as plan administrator, sole shareholder, sole officer, and sole director of Reorganized MAWS) under this Agreement, the Plan, orders of the Bankruptcy Court, and applicable law.

               Section 1.2 Payment of Claims. XYZ, solely in [his/ her/its] capacity as the Plan Administrator, agrees to cause Reorganized MAWS to pay all Allowed Claims in accordance with the terms and conditions of the Plan, this Agreement, and orders of the Bankruptcy Court.

                                 ARTICLE II

                    OBLIGATIONS OF THE PLAN ADMINISTRATOR

               Section 2.1 Establishment and Maintenance of Accounts, Reserves, and Escrows.

                    (a) Initial Establishment of Accounts and Reserves. On the Consummation Date or as soon thereafter as practicable, the Plan Administrator shall establish the following accounts and reserves:

                         (i) General Account(s): One or more general accounts (the "General Account(s)"), (A) into which shall be deposited all funds not required or permitted to be deposited into any other account, Reserve, or Escrow described in or contemplated by this Agreement, and (B) from which shall be made all distributions ("General Distributions") (1) on account of Claims that were Allowed Claims on the Consummation Date and (2) other than Initial Distributions on account of Claims (other than Class 5 L/C Bank Contingent Claims) that become Allowed Claims after the Consummation Date; provided, however, that if there are insufficient funds in any of the Reserves or accounts (excluding the Escrows referred to in Section 2.1(b) below) to pay operating expenses or Allowed Claims which should have been paid from such Reserves or accounts (an "Underfunded Reserve/Account"), then General Distributions from the General Account shall cease and funds in the General Account shall be paid into such Underfunded Reserve/Account until it is no longer underfunded, at which time General Distributions may commence again on the next Periodic Distribution Date.

                         (ii) Disputed Claims Reserve: An account, designated as a "disputed claims reserve," as described more fully in Section 2.2 below (the "Disputed Claims Reserve").

                         (iii) Administrative Claims Reserve: An account, designated as an "administrative claims reserve," as described more fully in Section 2.3 below (the "Administrative Claims Reserve").

                         (iii) L/C Bank Contingent Claims Reserve: An account, designated as an "l/c bank contingent claims reserve," as described more fully in Section 2.4 below (the "L/C Bank
     Contingent Claims Reserve").

                         (iv) Operating Reserve:  An account,
     designated as an "operating reserve," as described more fully in
     Section 2.5 below (the "Operating Reserve").

                    (b) Maintenance of Escrows. On and after the Consummation Date, the Plan Administrator shall maintain in existence the following escrows and funds arrangements previously established by the Debtors ("Escrows") pursuant to the Escrow Orders, until such time as the Bankruptcy Court authorizes disposition of the funds dealt with in such Escrow Orders: (1) Huntington Banks, Account No. 04895116969 (the "ERC Escrow") and
     (2) Huntington Banks, Account No. 04895116956 (the "Palladino Group Escrow). Funds in the Escrows shall be distributed in accordance with subsequent orders of the Bankruptcy Court. To the extent that such subsequent orders do not specify the precise disposition of the funds in the Escrow, any portion of such Escrow funds not addressed in such subsequent Bankruptcy Court order shall be distributed first to any Underfunded Reserve/Account (but only to the extent of any underfunding) and next to the General Account(s).

                    (c) Subsequent Establishment of Accounts, Reserves, and Escrows. On or after the Consummation Date, the Plan Administrator (i) shall establish and maintain an Unclaimed Distribution Reserve in accordance with Section 2.6 of this Agreement and such additional accounts, reserves, and escrows as may be required by applicable law or by order of a court of competent jurisdiction and (ii) may establish and maintain such additional accounts, reserves, and escrows as [he/she/it] deems necessary or desirable to carry out the provisions of the Plan and this Agreement.

               Section 2.2  Disputed Claims Reserve.

                    (a) On the Consummation Date or as soon thereafter as practicable, the Plan Administrator shall establish the Disputed Claims Reserve by reserving an amount of the Estate(s)' Cash equal to the sum of (i) the Reserve Amounts and (ii) with respect to Disputed Claims as to which no Reserve Amount has been established, seventy percent (70%) of the Estimated Amounts of all such Disputed Claims (other than Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Class 5 L/C Bank Contingent Claims). In the event that no Reserve Amount or Estimated Amount has been determined for a particular Disputed Claim entitled to be paid from the Disputed Claims Reserve, the Plan Administrator shall reserve for such Disputed Claim an amount of the Estate(s)' Cash equal to 70% of the Face Amount of such Disputed Claim.

                    (b) On each Periodic Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain the Disputed Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 2.7(b)(i) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Disputed Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Disputed Claims Reserve, the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Disputed Claims Reserve, then the Plan Administrator shall transfer Cash, first, from any overfunded Reserve or account, and next, from the General Account(s), until the deficit in the Disputed Claims Reserve is eliminated. No General Distributions shall be made from the General Account(s) while there is a deficit in the Disputed Claims Reserve.

                    (c) After a Final Order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Disputed Claims Reserve, the balance, if any, of Cash remaining in the Disputed Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such Final Order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s).

               Section 2.3  Administrative Claims Reserve.

                    (a) On the Consummation Date or as soon thereafter as practicable, the Plan Administrator shall establish the Administrative Claims Reserve by reserving an amount of the Estate(s)' Cash equal to the sum of (i) the aggregate Face Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that have Face Amounts, plus (ii) the Reserve Amount or the Estimated Amount of all such Disputed Administrative Claims, Disputed Priority Tax Claims, or Disputed Other Priority Claims that do not have Face Amounts.

                    (b) On each Periodic Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain the Administrative Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 2.7(b)(ii) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Administrative Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Administrative Claims Reserve, the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Administrative Claims Reserve, then the Plan Administrator shall transfer Cash, first, from any overfunded Reserve or account, and next, from the General Account(s), until the deficit in the Administrative Claims Reserve is eliminated. No General Distributions shall be made from the General Account(s) while there is a deficit in the Administrative Claims Reserve.

                    (c) After a Final Order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Administrative Claims Reserve, the balance, if any, of Cash remaining in the Administrative Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such Final Order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s).

               Section 2.4  L/C Bank Contingent Claims Reserve.

                    (a) On the Consummation Date or as soon thereafter as practicable, the Plan Administrator shall establish the L/C Bank Contingent Claims Reserve by reserving an amount of the Estate(s)' Cash equal to 103% of the Face Amount of all Class 5 L/C Bank Contingent Claims.

                    (b) On each Periodic Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain the L/C Bank Contingent Claims Reserve on and after such date and maintain a reserve of Cash in such amount.
     If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 2.7(b)(iii) below, the Plan Administrator, in consultation with the Plan Committee, determines that the L/C Bank Contingent Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the L/C Bank Contingent Claims Reserve, the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the L/C Bank Contingent Claims Reserve, then the Plan Administrator shall transfer Cash, first, from any overfunded Reserve or account, and next, from the General Account(s), until the deficit in the L/C Bank Contingent Claims Reserve is eliminated. No General Distributions shall be made from the General Account(s) while there is a deficit in the L/C Bank Contingent Claims Reserve.

                    (c) After a Final Order has been entered, or other final resolution has been reached, with respect to any given L/C Bank Contingent Claim for which Cash was reserved in the L/C Bank Contingent Claims Reserve, the balance, if any, of the Cash remaining in the L/C Bank Contingent Claims Reserve on account of such L/C Bank Contingent Claim after making any distribution to which the holder of such Claim may have become entitled by virtue of such Final Order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s).

               Section 2.5  Operating Reserve.

                    (a) On the Consummation Date or as soon thereafter as practicable, the Plan Administrator shall establish the Operating Reserve by reserving that amount of the Estate(s)' Cash necessary to meet Reorganized MAWS' obligations (other than Claims whose treatment is prescribed in Article III of the Plan) and to fund the expenses of the Plan Administrator and Reorganized MAWS.

                    (b) On each Periodic Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain the Operating Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the Plan Committee, determines that the Operating Reserve contains (i) Cash in excess of the amount required to adequately maintain the Operating Reserve, the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Operating Reserve, then the Plan Administrator shall transfer Cash, first, from any overfunded Reserve or account, and next, from the General Account(s), until the deficit in the Operating Reserve is eliminated. No distributions shall be made from any Reserve or account on account of any unsecured Allowed Claim while there is a deficit in the Operating Reserve.

               Section 2.6 Unclaimed Distributions Reserve. If any Person entitled to a distribution under the Plan cannot be located, such Person's distribution (an "Unclaimed Distribution") shall be set aside or, in the case of a Cash distribution, deposited in a segregated, interest bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of such Person and similarly situated Persons. If such Person is located within three years of the Consummation Date, the distribution shall be made to such Person from the Unclaimed Distribution Reserve, together with any interest actually earned thereon, on the next Periodic Distribution Date. If such Person does not claim his distribution within three years of the Consummation Date, such Person's distribution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding), and next, to the General Account(s), in each case free and clear of any claim to the distribution by such Person, who shall be deemed to have waived such claim; provided, however, that nothing contained in this Agreement or the Plan shall require the Plan Administrator or Reorganized MAWS to attempt to locate any such Person.

               Section 2.7  Distributions to Holders of Allowed Claims.

                    (a) Initial Distributions. On the Distribution Date the Plan Administrator shall, pursuant to the provisions of Articles III, VI, and VIII of the Plan, cause Reorganized MAWS to make a distribution of Available Cash (i) from the General Account to each holder of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim, Allowed Convenience Claim, Allowed Secured Claim, or Allowed Unsecured Claim as of the Consummation Date, (ii) from the L/C Bank Contingent Claims Reserve to each holder of a Class 5 L/C Bank Contingent Claim that has first become a noncontingent, liquidated, and undisputed Allowed Claim after the Consummation Date but before the Record Date with respect to the Distribution Date, and (iii) from the appropriate Reserve or Escrow to each holder of an Administrative Claim or a Disputed Claim that first becomes a noncontingent, liquidated, and undisputed Allowed Claim after the Consummation Date but before the Record Date with respect to the Distribution Date; provided, however, that the Creditors' Committee or the Plan Committee may direct the Plan Administrator to make an Initial Distribution to holders of Allowed Senior Note Claims on a Business Day that is prior to the Distribution date but at least one (1) Business Day after the Consummation Date.

                    (b) Periodic Distributions. The Plan Administrator shall make additional periodic distributions from the appropriate Reserve, Escrow, or account to holders of Allowed Claims when and as required under the Plan and this Agreement, as more fully set forth below. Specifically, on each Periodic Distribution Date the Plan Administrator, pursuant to the provisions of Articles III, VI, and VIII of the Plan, shall cause Reorganized MAWS to:

                         (i) make a distribution of Cash from the Disputed Claims Reserve to each holder of a Disputed Claim (other than a Disputed Claim entitled to be paid from the Administrative Claims Reserve, a Class 5 L/C Bank Contingent Claim, or a Disputed Claim whose resolution and payment are subject to an Escrow and Escrow Order, none of which are entitled to be paid from funds in the Disputed Claims Reserve) that has become an Allowed Claim since the Record Date with respect to the Distribution Date or the Record Date with respect to the immediately preceding Periodic Distribution Date, as the case may be, in an amount to be determined in accordance with the terms of the Plan plus interest calculated by multiplying (A) the amount of the Initial Distribution distributed to such holder on such Periodic Distribution Date times (B) the difference of (1) the then current rate of interest on a 30-day Treasury Bill minus (2) 150 basis points times (C) the number of days in the Disallowance Period divided by 365;

                         (ii) make a distribution of Cash from the Administrative Claims Reserve to each holder of a Disputed Claim that has become an Allowed Administrative Claim, Allowed Priority Tax Claim, or Allowed Other Priority Claim since the Record Date with respect to the Distribution Date or the Record Date with respect to the immediately preceding Periodic Distribution Date, as the case may be, in an amount equal to the allowed amount of such Allowed Claim plus interest calculated by multiplying (A) the allowed amount of such newly Allowed Claim times (B) the difference of (1) the then current rate of interest on a 30-day Treasury Bill minus (2) 150 basis points times (C) the number of days in the Disallowance Period divided by 365;

                         (iii) make a distribution of Cash from the L/C Bank Contingent Claims Reserve to each holder of a L/C Bank Contingent Claim that has become a noncontingent, liquidated and undisputed Claim since the Record Date with respect to the Distribution Date or the Record Date with respect to the immediately preceding Periodic Distribution Date, as the case may be, in an amount equal to that portion of the L/C Bank Contingent Claim that has become noncontingent, liquidated and undisputed during such time period;

                         (iv) make a distribution of Available Cash from the General Account to each holder of an Allowed Claim not required to be paid from the Disputed Claims Reserve, Administrative Claims Reserve, L/C Bank Contingent Claims Reserve, Operating Reserve, Unclaimed Distribution Reserve, an Escrow, or any other reserve or escrow established from time to time hereunder, under the Plan, or pursuant to order of the Bankruptcy Court.

               Section 2.8 De Minimis Distributions. Notwithstanding any other provision of this Agreement, the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from the Disputed Claims Reserve, the Administrative Claims Reserve, the Unclaimed Distributions Reserve, or the General Account(s) (a) to any holder of an Allowed Claim (other than a Class 5 L/C Bank Contingent Claim) if the aggregate amount of all distributions authorized to be made from all such Reserves listed above and the General Account(s) on the Periodic Distribution Date in question is less than $250,000 or (b) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the Distribution Date or Periodic Distribution Date in question (i) does not constitute a final distribution to such holder and (ii) is less than $50.00.

               Section 2.9 Conversion of Assets to Cash. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Estate(s) in a manner compatible with the best interests of the holders of Allowed Claims.

               Section 2.10 Transactions with Related Persons. Not-withstanding any other provisions of this Agreement, the Plan Administrator shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the assets of the Estate(s) to, or contract with, (a) any employee or agent (acting in their individual capacities) of the Plan Administrator or (b) any Person of which any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner, or direct or indirect beneficial owner of five percent or more of the outstanding capital stock, shares, or other equity interest of such Persons unless, in each such case, after full disclosure of such interest or affiliation, such transaction is approved by the Plan Committee and the Plan Committee determines that the terms of such transaction are fair and reasonable to Reorganized MAWS and no less favorable to Reorganized MAWS than terms available for a comparable transaction with unrelated Persons.

               Section 2.11  Investment of Cash.  The Plan
     Administrator shall invest the Estate(s)' Cash, including the Cash in the Reserve Funds, in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America; (b) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (c) any other investments that may be permissible under (i) section 345 of the Bankruptcy Code or
     (ii) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases. Such investments shall mature in such amounts and at such times as the Plan Administrator, in the Plan Administrator's sole discretion, shall deem appropriate to provide funds when needed to transfer funds or make payments in accordance with the Plan and this Agreement. The interest or other income earned on the investments of the Cash in any given Reserve, General Account, Escrow, or other reserve, account, or escrow established pursuant to this Agreement, the Plan, or any order of the Bankruptcy Court shall constitute a part of such reserve, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, this Agreement, or order of the Bankruptcy Court.

               Section 2.12 Treatment of Accounts. For purposes of this Agreement, unless otherwise ordered by the Bankruptcy Court in an Escrow Order or other order, the Plan Administrator may pool for investment purposes any funds which may or which are required to be segregated or placed into separate Reserves, Escrows, or accounts under the Plan or this Agreement; provided, however, that the Plan Administrator shall treat such funds as segregated accounts in his books and records. In addition, notwithstanding any requirement that distributions hereunder to any holder of an Allowed Claim on the Distribution Date or any Periodic Distribution Date be made from a specified Reserve, Escrow, or account, disbursements may be made as a single aggregate to such holder of an Allowed Claim; provided, however, that the Plan Administrator shall treat the funds so distributed as having been distributed from the appropriate Reserve or account in the Plan Administrator's books and records.

               Section 2.13 Use of Assets. All Cash or other property held or collected by the Plan Administrator shall be used solely for the purposes contemplated by the Plan or this Agreement.

               Section 2.14 Books, Records, and Tax Returns. The Plan Administrator shall maintain books and records and prepare and file such tax forms and returns as are required to be filed by Reorganized MAWS under applicable law.

               Section 2.15 Reports to the Bankruptcy Court. Within fifteen Business Days after each Periodic Distribution Date, the Plan Administrator shall file with the Bankruptcy Court and deliver to each member of the Plan Committee a report covering the period since the Distribution Date or the immediately preceding Periodic Distribution Date, as the case may be, (a) itemizing the receipt and disposition of all funds by the Plan Administrator (including all payments in respect of professional fees and expenses), (b) listing or summarizing all unresolved or outstanding Disputed Claims, Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and L/C Bank Contingent Claims, (c) describing the status of any pending objection or other litigation with respect to the unresolved Disputed Claims, Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and L/C Bank Contingent Claims, (d) setting forth the amounts (if any) of any overfunding or underfunding of any Reserve and the transfer(s) proposed to be made to eliminate such overfunding or underfunding, and (e) listing the Estate(s)' non-Cash assets remaining to be liquidated.

               Section 2.16 No Other Duties. Other than the duties and obligations of the Plan Administrator specifically set forth in this Agreement or under the Plan, the Plan Administrator shall have no duties or obligations of any kind or nature with respect to its employment or position as such.

                                 ARTICLE III

                 POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

               Section 3.1 Powers of the Plan Administrator. The Plan Administrator shall have the following specific powers in addition to any powers conferred upon the Plan Administrator by any other section or provision of this Agreement or the Plan; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Plan Administrator to act as specifically authorized by any other section or provision of this Agreement; provided further, however, that the Plan Administrator, as the sole officer and director of Reorganized MAWS, shall act for Reorganized MAWS and exercise such powers in a fiduciary capacity as applicable to a board of directors:

                    (a) To exercise all power and authority that may be exercised, and take all proceedings and acts that may be taken, by any officer, director, or shareholder of Reorganized MAWS, including, without limitation, the amendment of the certificate of incorporation and by-laws of Reorganized MAWS and the dissolution of Reorganized MAWS; provided, however, that the Plan Administrator shall not amend the certificate of incorporation of Reorganized MAWS to change the fundamental purpose of the corporation without first obtaining an order of the Bankruptcy Court after notice to the Plan Committee.

                    (b) To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Estate(s)' non-Cash assets.

                    (c) To make or cause to be made distribution of Cash or other property in accordance with the terms of the Plan, this Agreement, the Escrow Orders, and other orders of the Bankruptcy Court.

                    (d) To litigate, settle, or otherwise resolve all Disputed Claims in accordance with the terms and conditions set forth in Section 3.2 of this Agreement.

                    (e) To seek (i) estimation of contingent or unliquidated Claims under Section 502 of the Bankruptcy Code and
     (ii) determination of tax liability under Section 505 of the Bankruptcy Code.

                    (f) To prosecute (i) avoidance actions under Sections 544, 545, 547, 548, and 553 of the Bankruptcy Code and
     (ii) turnover actions under Sections 542 and 543 of the Bankruptcy
     Code.

                    (g) To evaluate, prosecute, settle, dismiss or otherwise dispose of the Litigation Claims, including, but not limited to, through implementation of any alternative dispute resolution process approved by the Bankruptcy Court.

                    (h) To establish, fund, and/or administer the Reserves, the General Account(s), the Escrows, and such other reserves, accounts, and escrows as may be authorized by this Agreement, the Plan, or order of the Bankruptcy Court.

                    (i) To elect, appoint, engage, retain, employ, and compensate any Persons (including Persons formerly employed by the Debtors prior to the Consummation Date) as agents, representatives, employees, or independent contractors (including, without limitation, investment advisors, accountants, attorneys-at-law, managers, appraisers, and brokers) in one or more capacities, to pay compensation approved by the Plan Committee from the Operating Reserve for services in as many capacities as such Person may be so elected, appointed, engaged, retained, or employed, and to prescribe the titles, powers and duties, terms of service, and other terms and conditions of the election, appointment, engagement, retention, or employment of such Persons.

                    (j) To obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized MAWS, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized MAWS and (ii) the liabilities, duties, and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors and under this Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of this Agreement.

                    (k) To do and perform any and all acts necessary or appropriate for the conservation and protection of the assets of the Estates and Reorganized MAWS, including acts or things necessary or appropriate to maintain assets held pending sale or other disposition thereof or distribution thereof.

                    (l) To institute or defend actions or declaratory judgments or other actions and to take such other action as the Plan Administrator may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Estate(s)' or Reorganized MAWS' assets; provided, however, that the Plan Administrator shall consult with the Plan Committee with respect to the Estates' or Reorganized MAWS' defense in any adversary proceeding instituted against the Estates or Reorganized MAWS.

                    (m) To do all other acts and things not
     inconsistent with the provisions of the Plan and this Agreement that the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan and this Agreement.

               Section 3.2 Authority to Object to Claims and Interests and to Settle Disputed Claims.

                    (a) The Plan Administrator shall be authorized to object to any Claims or Interests filed against any of the Debtors' Estates.

                    (b) Subject to the terms of Sections 3.2(c) and (d) below, the Plan Administrator shall be authorized to settle all Disputed Claims without notice to any Person, including the Plan Committee.

                    (c) If the Plan Administrator proposes to settle a Disputed Claim and the Face Amount of such Disputed Claim is more than $50,000 but less than $500,000, the Plan Administrator shall provide the Plan Committee with written notice describing the proposed settlement and the reasons why the Plan Administrator believes the proposed settlement to be in the best interest of the holders of Allowed Claims and advising the Plan Committee that the Plan Administrator will enter into the proposed settlement unless the Plan Administrator receives written notice from the Plan Committee objecting to the proposed settlement within five Business Days after such notice by the Plan Administrator. If the Plan Administrator receives a timely written objection from the Plan Committee, then (i) if the Plan Committee withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (ii) if the Plan Committee does not withdraw its objection, the Plan Administrator shall have the option of (A) foregoing entry into the settlement agreement that is the subject of the Plan Committee's objection, (B) modifying the terms of the settlement agreement in a way that results in the Plan Committee withdrawing its objection, or (C) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's objection.

                    (d) With respect to Disputed Claims that have a Face Amount of more than $500,000, the Plan Administrator shall be authorized to settle such Disputed Claims only with Bankruptcy Court approval following notice to the Plan Committee and the holder of the Disputed Claim.

                                 ARTICLE IV

                           THE PLAN ADMINISTRATOR

               Section 4.1 Resignation. The Plan Administrator may resign by giving not less than ninety days' prior written notice thereof to the Plan Committee. Such resignation, which shall be applicable to the Plan Administrator in its capacity as such and in its capacity as the sole officer and director of Reorganized MAWS, shall become effective on the later of (a) the day specified in such notice or (b) the appointment and Bankruptcy Court approval of a successor Plan Administrator in accordance with
     Section 4.3 hereof.

               Section 4.2 Removal. At any time upon the request of any party in interest, the Bankruptcy Court may remove the Plan Administrator for cause. Unless the Bankruptcy Court orders immediate removal, the Plan Administrator shall continue to serve until the a successor Plan Administrator is appointed, and such appointment becomes effective, in accordance with Section 4.3 hereof.

               Section 4.3  Appointment of Successor Plan
     Administrator. In the event of a vacancy by reason of the death or immediate removal of the Plan Administrator or prospective vacancy by reason of resignation or removal, the Plan Committee shall appoint a successor Plan Administrator to become and serve as the sole shareholder, sole officer and sole director of Reorganized MAWS, which appointment shall be effective upon the approval of the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty days' notice to such Persons as the Bankruptcy Court may direct or, if the Bankruptcy Court refuses to so direct, to all holders of Claims as of a date no more than 90 days prior to the hearing date. Every successor Plan Administrator appointed hereunder shall execute, acknowledge, and deliver to the Bankruptcy Court and the retiring Plan Administrator, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Plan Administrator, without any further act, shall (a) become vested with all the rights, powers, and duties of the Plan Administrator and (b) become the sole shareholder, sole officer, and sole director of Reorganized MAWS; provided, however, that no Plan Administrator shall be liable for the acts or omissions of any prior or later Plan Administrator.

               Section 4.4 Continuity. Unless otherwise ordered by the Bankruptcy Court, the death, resignation, or removal of the Plan Administrator shall not operate to terminate any agency or employment created by this Agreement or invalidate any action theretofore taken by the Plan Administrator. In the event of the death or immediate removal of the Plan Administrator, ownership of the sole share of Reorganized MAWS' common stock held by the Plan Administrator shall pass to [INSERT NAME OF PLAN ADMINISTRATOR'S COMPANY], to be held by [COMPANY] until a successor Plan Administrator is approved by the Bankruptcy Court. In the event of the resignation or removal of the Plan Administrator, such Plan Administrator shall (a) execute and deliver by the effective date of resignation or removal such documents, instruments, and other writings as may be reasonably requested by the Plan Committee or the Bankruptcy Court to effect the termination of the Plan Administrator's capacity under this Agreement, including, but not limited to, the Plan Administrator's capacity as the sole shareholder, officer, and director of Reorganized MAWS, and (b) assist and cooperate in effecting the assumption of such Plan Administrator's obligations and functions by the successor Plan Administrator. If for any reason the Plan Administrator fails to execute the documents described in section (a) of the preceding sentence, the Plan Committee shall be authorized to obtain an order of the Bankruptcy Court effecting such termination of such Plan Administrator's capacity under this Agreement.

               Section 4.5 Compensation. The Plan Administrator shall be entitled to receive as compensation for services performed in
     connection with this Agreement $______ per [      ] and
     reimbursement for reasonable out-of-pocket expenses incurred in connection with performing the duties hereunder. The Plan Administrator shall provide to the Plan Committee monthly bills for services performed. Compensation and expenses to be paid or reimbursed to the Plan Administrator as provided herein shall be paid from the Operating Reserve. In the event the Plan Committee objects to the compensation being sought, the matter shall be presented to the Bankruptcy Court for determination. Upon the request of any party in interest or the Plan Administrator, the Bankruptcy Court, after notice and a hearing, may, with the consent of the Plan Administrator, alter the amount, terms, or conditions of the Plan Administrator's compensation. Any successor Plan Administrator shall receive such reasonable compensation from the Operating Reserve for service as the Plan Administrator as may be approved by the Bankruptcy Court and reimbursement from the Operating Reserve for expenses reasonably incurred in performing the duties of the Plan Administrator.

               Section 4.6 Standard of Care; Indemnification; Exculpation. Reorganized MAWS and the Estate(s) shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized MAWS) and the Plan Administrator's and Reorganized MAWS' agents, representatives, professionals, and employees (collectively, the "Indemnified Parties"), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized MAWS and the Estate(s) or the implementation or administration of the Plan and this Agreement, if the Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized MAWS and the Estate(s), and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized MAWS and the Estate(s) indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The provisions of this Section 4.6 shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of this Agreement. The Plan Administrator shall not be obligated to give any bond or surety or other security for the performance of any of the Plan Administrator's duties.

               Section 4.7 Reliance by Plan Administrator. The Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if it relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, and telexes, to have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Plan Administrator may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Administrator. The Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Agreement, the Plan, or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon.

               Section 4.8 Reliance by Persons Dealing with the Plan Administrator. In the absence of actual knowledge to the contrary, any Person dealing with Reorganized MAWS and the Estate(s) shall be entitled to rely on the authority of the Plan Administrator to act on behalf of the Estates and Reorganized MAWS, and shall have no obligation to inquire into the existence of such authority.

                                  ARTICLE V

                                 TERMINATION

               Section 5.1 Termination. This Agreement shall terminate upon the later of (i) thirty days after the exhaustion of the assets of the Estate(s) and Reorganized MAWS and (ii) the filing of a certificate of termination with the Bankruptcy Court, signed by the Plan Administrator and the Chairman of the Plan Committee, which certificate shall not be filed until all distributions required to be made pursuant to the Plan and this Agreement have been made.

               Section 5.2 Other Obligations of the Plan Administrator upon Termination. Prior to filing a certificate of termination, the Plan Administrator shall (a) provide for the retention and storage of the books, records, and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records, and files are no longer required to be retained under applicable law and (b) file a certificate informing the Bankruptcy Court of the location at which such books, records, and files are being stored. Except as otherwise specifically provided herein, after the termination of this Agreement pursuant to Section 5.1 above, the Plan Administrator shall have no further duties or obligations hereunder.

                                 ARTICLE VI

                          MISCELLANEOUS PROVISIONS

               Section 6.1  Descriptive Headings.  The headings
     contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 6.2 Amendment and Waiver. This Agreement may not be amended except by an instrument executed (i) the Debtors and XYZ on or before the Consummation Date and (ii) by the Plan Committee, Reorganized MAWS, and the Plan Administrator following the Consummation Date.

               Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction.

               Section 6.4 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

               Section 6.5 Severability; Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

               Section 6.6 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                    (a)  If to the Plan Administrator or to Reorganized
                         MAWS, to

                         [               ]
                         [               ]
                         [               ]

                    (b)  If to the Plan Committee, to

                         [               ]
                         [               ]
                         [               ]

               Section 6.7 Relationship to Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of this Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control; provided, however, that provisions of this Agreement adopted by amendment and approved by the Bankruptcy Court following substantial consummation (as such term is used in Section 1127(b) of the Bankruptcy Code) shall control over provisions of the Plan.

               Section 6.8  Retention of Jurisdiction.  As provided in
     Article XI of the Plan, the Bankruptcy Court shall retain jurisdiction over the Estate(s) and Reorganized MAWS to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of this Agreement.

                                 ARTICLE VII

                                 DEFINITIONS

               Section 7.1 Defined Terms. As used herein, the terms below shall have the following meaning:

               "Administrative Claims Reserve" has the meaning set forth in Section 2.1(a)(iii) hereof.

               "Agreement" has the meaning set forth in the Preamble.

               "Allowed Claim " has the meaning set forth in Article I.B.1.4 of the Plan.

               "Bankruptcy Code" has the meaning set forth in the Recitals.

               "Bankruptcy Court" has the meaning set forth in the Recitals.

               "Business Day" has the meaning set forth in Article I.B.1.19 of the Plan.

               "Claim" has the meaning set forth in Article I.B.1.29 of the Plan.

               "Consummation Date" has the meaning set forth in Article I.B.1.35 of the Plan.

               "Debtors" has the meaning set forth in the Preamble.

               "Disallowance Period" has the meaning set forth in
     Article VIII.E of the Plan.

               "Disallowed Claim " has the meaning set forth in Article I.B.1.45 of the Plan.

               "Disputed Claims Reserve" has the meaning set forth in
     Section 2.1(a)(ii) hereof.

               "Distribution Date" has the meaning set forth in Article I.B.1.50 of the Plan.

               "Escrow(s)" has the meaning set forth in Section 2.1(b) hereof.

               "Escrow Order(s)" has the meaning set forth in Article I.B.1.60 of the Plan.

               "Estate(s)" has the meaning set forth in Article
     I.B.1.61 of the Plan.

               "Estimated Amount" has the meaning set forth in Article VIII.D of the Plan.

               "Face Amount" has the meaning set forth in Article
     I.B.1.63 of the Plan.

               "General Account(s)" has the meaning set forth in
     Section 2.1(a)(i) hereof.

               "General Distributions" has the meaning set forth in
     Section 2.1(a)(i) hereof.

               "Initial Distribution" means, with respect to an Allowed Claim, the first distribution of Cash made on account of such Allowed Claim to the holder thereof.

               "Indemnified Parties" has the meaning set forth in
     Section 4.6 hereof.

               "L/C Bank Contingent Claims Reserve" has the meaning set forth in Section 2.1(a)(iii) hereof.

               "Litigation Claims" has the meaning set forth in Article I.B.1.85 of the Plan.

               "Operating Reserve" has the meaning set forth in Section 2.1(a)(iv) hereof.

               "Periodic Distribution Date" has the meaning set forth in Article I.B.1.120 of the Plan.

               "Plan" has the meaning set forth in the Preamble.

               "Plan Administrator" has the meaning set forth in the Recitals.

               "Plan Committee" has the meaning set forth in Article I.B.1.129 of the Plan.

               "Record Date" means a Business Day that is not less than one (1) Business Day or more than five (5) Business Days before a Distribution Date or Periodic Distribution Date.

               "Reorganized MAWS" has the meaning set forth in the Recitals.

               "Reserve Amount" has the meaning set forth in Article VIII.D of the Plan.

               "Reserves" has the meaning set forth in Article
     I.B.1.140 of the Plan.

               "Subsidiaries" has the meaning set forth in the Preamble.

               "Unclaimed Distribution(s)" has the meaning set forth in
     Section 2.6 hereof.

               "Unclaimed Distribution Reserve" has the meaning set forth in Section 2.6 hereof.

               "Underfunded Reserve/Account" has the meaning set forth in Section 2.1(a)(i) hereof.


               IN WITNESS WHEREOF, the parties have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers as of the date first above written.

                              MID-AMERICAN WASTE SYSTEMS, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              FAIRFIELD SANITARY LANDFILL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              JOHNSON DISPOSAL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF OHIO, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF CUYAHOGA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MOUND LANDFILL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              TRIANGLE LANDFILL, INC.


                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              UNITED WASTE SYSTEMS, INC.

                              By_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              B & L SANITATION, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              H & D EXCAVATING, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President


                              MID-AMERICAN WASTE SYSTEMS OF INDIANA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              CENTERPOINT LANDFILL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF ILLINOIS, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              DAUBS LAND FILL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              K/C RECLAMATION, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF
                                PENNSYLVANIA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              RESOURCE CONSERVATION CORP.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              LOCAL SANITATION SERVICE, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              PLAINS MANAGEMENT, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              NATIONAL WASTE AND ENERGY CORPORATION

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President


                              MID-AMERICAN WASTE SYSTEMS OF HARRISON, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF WEST
                              VIRGINIA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF GEORGIA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              SPEEDWAY GRADING CORP., INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF FLORIDA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF SOUTH
                              CAROLINA, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              NORTHWESTERN DISPOSAL CO.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF COLORADO, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE MANAGEMENT SYSTEMS OF
                              NEW YORK, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                              MID-AMERICAN WASTE SYSTEMS OF NEW MEXICO, INC.

                              By_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President


                              NEWCORP ENVIRONMENTAL, INC.

                              By:_____________________________________
                                   Name: Gene A. Meredith
                                   Title: President

                                  [INSERT NAME OF PLAN ADMINISTRATOR]

                              By:_____________________________________
                                   Name:
                                   Title:




                                 EXHIBIT B

                                     TO

                         JOINT LIQUIDATING PLAN OF
                       REORGANIZATION OF MID-AMERICAN
                    WASTE SYSTEMS, INC. AND SUBSIDIARIES

                    SCHEDULE OF EXECUTORY CONTRACTS AND
                UNEXPIRED LEASES TO BE ASSUMED AND ASSIGNED





                                                                  Exhibit B

                    Schedule of Executory Contracts and
                Unexpired Leases to be Assumed and Assigned









                         (Intentionally Left Blank)





                                 EXHIBIT C

                                     TO

                         JOINT LIQUIDATING PLAN OF
                       REORGANIZATION OF MID-AMERICAN
                    WASTE SYSTEMS, INC. AND SUBSIDIARIES

                     SCHEDULE OF CAUSES OF ACTION TO BE
                        RETAINED BY REORGANIZED MAWS




                                                                  Exhibit C

                      Schedule of Causes of Action to
                      be Retained by Reorganized MAWS

            The following is a non-exhaustive list of claims or causes of actions that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify this list to add or delete parties or causes of action, but disclaim any obligation to do so. In addition to the possible causes of action and claims listed below, the Debtors have or may have causes of action, claims, or rights against contractors, subcontractors, suppliers and others with whom they formerly dealt in the ordinary course of their businesses (the "Ordinary Course Claims"). The Debtors and Reorganized MAWS reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action listed below, and all other claims and causes of action. The Debtors and Reorganized MAWS also have or may have, and are retaining, various claims or causes of action arising under or pursuant to their insurance policies, and all rights arising under, relating to, or in connection with such policies are expressly reserved and retained.

Pending Litigations

            All claims, counterclaims, rights or causes of action, suits or judgments that the Debtors have or may have in the following litigations

1.          Warren E. Gardner, et al. v. Speedway Grading Corp., et al.

2.          Antoinette Morocco, et al. v. National Waste and Energy
            Corporation, et al.

3. Computerized Freight Limited v. Mid-American Waste Systems, Inc. and National Waste and Energy Corporation

4.          Mid-American Waste Systems, Inc. v. The Commonwealth of
            Pennsylvania

5.          Mid-American Waste Systems of Florida v. The City of
            Jacksonville, et al.

6.          Betty Ann C. Russell v. Mid-American Waste Systems of Georgia,
            Inc.

7.          National City Bank of Pennsylvania v. National Waste and Energy
            Corporation

8.          James A. Palladino, et al. v. Mid-American Waste Systems of
            Ohio, Inc., et al.

9. Sugar Hill Investment Association, Inc., et al. v. The City of Sugar Hill Georgia, et al.

10.         Mid-American Waste Systems, Inc., et al. v. Environmental
            Network Corporation

11.         William B. Thomas, Robert S. Thomas v. Don Daubs, et al.

12.         A&M Carting, Inc., et al., v. The Township of Babylon, et al.

13.         Daniel John, Jr. v. Mid-American Waste Systems, Inc. and
            AgOrganic, Inc.

14.         Dwayne Hickman v. Mid-American Waste Systems of Pennsylvania,
            Inc.


Potential Causes of Action

1. All claims, causes or rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown (collectively, "Rights of Action"), against any former (as of June 20, 1997) officer, director, employee, agent, accountant, or auditor of any of the Debtors for acts taken or not taken in their capacity as such and all Rights of Action against any Persons who, as of June 20, 1997, have been named as a defendant in any of the Securities Actions.

2 All claims, causes or rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, arising out of or in any way related to the asset purchase agreement, dated as of January 21, 1997, as subsequently amended, and related Company Disclosure Letter and Purchaser Disclosure Letter, between certain of the Debtors as sellers, and USA Waste and its designated acquisition subsidiaries, as purchasers.

3. All claims, causes or rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, arising under sections 544, 545, 547, 548, and 553 of the Bankruptcy Code (other than those that could be asserted against holders of trade claims assumed by USA Waste pursuant to the Asset Purchase Agreement).

3. All claims, causes or rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, against Global Waste Co.





                                 EXHIBIT D

                                     TO

                         JOINT LIQUIDATING PLAN OF
                       REORGANIZATION OF MID-AMERICAN
                    WASTE SYSTEMS, INC. AND SUBSIDIARIES

                     IDENTIFIED OFFICERS AND DIRECTORS




                                                                  Exhibit D

                     Identified Officers and Directors*

                                                                 Resignation
Name                   Position(s) Held            Start Date       Date

Gene A. Meredith       Director; President;        February 1996   N/A
                       Chief Executive Officer;
                       Subsidiary Director

Donald H. Barry        Secretary/Treasurer;        November 1996   N/A
                       Chief Financial
                       Officer; Subsidiary
                       Director

Thomas A. Brown        Director                    March 1991      N/A

Ben H. Love            Director                    May 1993        N/A

J. Grant Troja         Director                    May 1994        N/A

Richard J. Puricelli   Director                    October 1995    N/A


Martin L. Garcia       Director                    October 1995    N/A

Dennis W. Marchetti    Vice President              April 1990      March 1997

Hilary Plauche         Vice President              May 1991        March 1997

Alan B. Howald         Vice President              March 1993      N/A


--------------
* Neither inclusion in this Exhibit D nor anything else contained in the Plan (or any agreement or other document executed in connection with the Plan) releases or purports to release any officer or director from his or her liability, if any, in connection with any pending Securities Action in which such officer or director has been named as a defendant as of the date of the Plan.




                                 EXHIBIT E

                                     TO

                         JOINT LIQUIDATING PLAN OF
                       REORGANIZATION OF MID-AMERICAN
                    WASTE SYSTEMS, INC. AND SUBSIDIARIES

                            SUBSIDIARIES OF MAWS




                                                                  Exhibit E

                            Subsidiaries of MAWS


Legal Name of Debtor                       D/B/A                 Case Number

Mid-American Waste Systems, Inc.                                    97-104
 Mid-American Waste Systems
  of Colorado, Inc.                Pueblo Disposal; Arapahoe
                                   Resource Recovery                97-105
National Waste and Energy
  Corporation                      Valley Landfill                  97-106
  Mid-American Waste Systems
  of Florida, Inc.                 Pinecrest Landfill               97-107
Mid-American Waste Systems
  of Georgia, Inc.                 Gwinnett Speedway Hauling
                                   Company                          97-108
Newcorp Environmental, Inc.                                         97-110
Speedway Grading Corporation       Speedway Landfill                97-111
Daubs Land Fill, Inc.                                               97-112
K/C Reclamation, Inc.                                               97-113
Mid-American Waste Systems
  of  Illinois, Inc.               Daubs Disposal                   97-114
B&L Sanitation, Inc.               North Wells Landfill             97-115
Mid-American Waste Systems
  of Indiana, Inc.                 Acme Waste Systems; Gary
                                   Sanitary Landfill                97-116
Centerpoint Landfill, Inc.                                          97-117
H&D Excavating, Inc.               Jay County Landfill;
                                   South Wells Landfill             97-118
Local Sanitation Service, Inc.                                      97-119
Plains Management, Inc.                                             97-120
Mid-American Waste Systems
  of  New Mexico, Inc.             Tri-Sect Safe Waste              97-121
Mid-American Waste Systems
  of New York, Inc.                                                 97-122
Fairfield Sanitary Landfill, Inc.                                   97-123
Johnson Disposal, Inc.             Johnson Transfer &
                                   Recycling Center                 97-124
Mid-American Waste Systems
  of Cuyahoga, Inc.                Cuyahoga Regional Sanitary
                                   Landfill; Fairfield Sanitary     97-125
                                   Landfill, Inc.
Mid-American Waste Systems
  of Ohio, Inc.                    Mound Disposal Company;
                                   Mound Transfer Station;          97-126
                                   Sanitary Commercial Services;
                                   Northern Ohio Waste Systems;
                                   Redland Transfer Station
                                   Wellston Landfill;
                                   Gallia County Landfill
Mound Landfill, Inc.                                                97-127
Triangle Landfill, Inc.                                             97-128
United Waste Systems, Inc.                                          97-129
Mid-American Waste Systems
  of Pennsylvania, Inc.           Deep Valley Disposal; Sabatini
                                  Transfer Station;                 97-130
                                  Tri-Valley Waste Systems;
                                  Tri-Valley Transfer Station
Resource Conservation Corp.                                         97-131
Mid-American Waste Systems
  of South Carolina, Inc.         Lee County Regional Recycling
                                  and Disposal Facility             97-132
Mid-American Waste Systems
  of Harrison, Inc.               Meadowfill Landfill               97-133
Mid-American Waste Systems
  of West Virginia, Inc.          Mid-American Waste, Inc.;
                                  Northwestern Disposal of          97-134
                                  West Virginia
Northwestern Disposal Co.                                           97-135